EXHIBIT 10.4

AMENDED AND RESTATED FIRST AMENDMENT

TO PURCHASE AND SALE AGREEMENT

This AMENDED AND RESTATED FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “First Amendment”) is made to be effective as of May 23, 2006, by and among DESTA ONE PARTNERSHIP, LTD., a Texas limited partnership, DESTA TWO PARTNERSHIP, LTD., a Texas limited partnership, and DESTA FIVE PARTNERSHIP, LTD., a Texas limited partnership (collectively, “Seller”) and HARVARD PROPERTY TRUST, LLC, a Delaware limited partnership (“Buyer”).

RECITALS:

WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Agreement with an effective date of May 12, 2006 (the “Contract”), for the purchase and sale of the Property commonly known as The Terrace and located in Austin, Texas;

WHEREAS, Buyer and Seller have previously entered into a First Amendment to Purchase and Sale Agreement (the “Prior Agreement”) to amend the Contract to adjust the Purchase Price and to include the Management Agreement, the Promissory Note, the Deed of Trust and the Development Agreement as Exhibits; and

WHEREAS, Buyer and Seller  now desire to amend and restate the Prior Agreement in its entirety to include the final agreed forms of the Management Agreement, the Promissory Note, the Deed of Trust and the Development Agreement as Exhibits; and

WHEREAS, all capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Contract.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree that the Contract shall be amended as follows:

1.                                       Purchase Price. The reference to “One Hundred Sixty Seven Million Dollars ($167,000,000)” in the definition of Purchase Price is deleted and “One Hundred Sixty Six Million, Three Hundred Thousand Dollars ($166,300,000)” is substituted in lieu thereof.

2.                                       Exhibit N- Management Agreement. Exhibit N of the Contract is hereby deleted and the document labeled “Exhibit N” attached hereto and incorporated herein shall be substituted in lieu thereof.

3.                                       Exhibit O- Development Agreement. Exhibit O of the Contract is hereby deleted and the document labeled “Exhibit O” attached hereto and incorporated herein shall be substituted in lieu thereof.

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AMENDED AND RESTATED FIRST AMENDMENT

TO PURCHASE AND SALE AGREEMENT                                                                                                   Page 1

4.                                       Exhibit P- Promissory Note. Exhibit P of the Contract is hereby deleted and the document labeled “Exhibit P” attached hereto and incorporated herein shall be substituted in lieu thereof.

5.                                       Exhibit Q- Deed of Trust. Exhibit Q of the Contract is hereby deleted and the document labeled “Exhibit Q” attached hereto and incorporated herein shall be substituted in lieu thereof.

6.                                       Counterparts. Buyer and Seller may execute this First Amendment in one or more identical counterparts, all of which when taken together will constitute one and the same instrument. Copied or telecopied signatures may be attached hereto and shall have the same binding and legal effect as original signatures.

7.                                       Miscellaneous. Except as amended by this First Amendment, the Contract remains unchanged and is in full force and effect and the parties ratify same.

EXECUTED to be effective as of the date first written above.

SELLER:

DESTA ONE PARTNERSHIP, LTD., a Texas limited partnership

By: Desta One Development Corp., its general partner

By:	/s/ L. Paul Latham
Name: L. Paul Latham
Title: President

DESTA TWO PARTNERSHIP, LTD., a Texas limited partnership

By: Desta Two Management Corp., its general partner

By:	/s/ L. Paul Latham
Name: L. Paul Latham
Title: President

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AMENDED AND RESTATED FIRST AMENDMENT

TO PURCHASE AND SALE AGREEMENT                                                                                                   Page 2

DESTA FIVE PARTNERSHIP, LTD., a Texas limited partnership

By: Desta Five Development Corp., its general partner

By:	/s/ L. Paul Latham
Name: L. Paul Latham
Title: President

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AMENDED AND RESTATED FIRST AMENDMENT

TO PURCHASE AND SALE AGREEMENT                                                                                                   Page 3

BUYER:

HARVARD PROPERTY TRUST, LLC, a Delaware limited partnership

By:	/s/ Gerald J. Reihsen, III
Name: Gerald J. Reihsen, III
Title: Secretary

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AMENDED AND RESTATED FIRST AMENDMENT

TO PURCHASE AND SALE AGREEMENT                                                                                                   Page 4

EXHIBIT N
MANAGEMENT AGREEMENT

PROPERTY MANAGEMENT AND LEASING SUBCONTRACT

This PROPERTY MANAGEMENT AND LEASING SUBCONTRACT (this “Agreement”) is made and entered into as of the 21st day of June, 2006, by and between HPT MANAGEMENT SERVICES LP, a Texas limited partnership (the “Manager”), and CLAYDESTA, L.P., a Texas limited partnership (the “Subcontractor”).

RECITALS

A.            Behringer Harvard Terrace LP, LLC, a Delaware limited liability company (“Owner”) has acquired the land described on Exhibit A attached hereto, together with the office building and related facilities located thereon commonly known as the Terrace I, located at 2600 Via Fortuna Drive, Austin, Texas, Terrace II, located at 2700 Via Fortuna Drive, Austin, Texas, Terrace V, located at 2901 Via Fortuna Drive, Austin, Texas, and Terrace VII, located at 2801 Via Fortuna Drive, Austin, Texas (the “Property”);

B.            Behringer Harvard REIT I, Inc., a Maryland corporation (“BH REIT”), Behringer Harvard Operating Partnership I LP, a Texas limited partnership (“BH OP”), and Manager have entered into that certain Third Amended and Restated Property Management and Leasing Agreement dated as of March 20, 2006 (the “Master Agreement”), pursuant to which BH REIT and BH OP retained Manager to manage and coordinate the leasing of certain properties acquired by BH REIT, BH OP or their Affiliates. All rights, benefits, titles and interests of BH REIT and BH OP under the Master Agreement, as they relate to or arise from the Property, have been assigned to Owner;

C.            Owner is an affiliate of BH REIT and BH OP and has retained Manager to manage and coordinate the leasing of the Property in accordance with the terms of the Master Agreement; and

D.            Manager wishes to subcontract certain of its duties under the Master Agreement with respect to the management and operation of the Property, and Subcontractor wishes to perform such duties and receive the fees and other consideration provided for herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree, as follows:

ARTICLE I

DEFINITIONS

Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement, and the definitions of such terms are equally applicable both to the singular and plural forms thereof:

1.1      “Affiliate” means, with respect to any Person: (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person; (ii) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

1.2      “Deemed Management Fees” means the product of (a) the amount of Management Fees earned by Subcontractor in the calendar month preceding the termination of this Agreement pursuant to Section 7.2(b) multiplied by (b) the number of months in the period beginning upon the date of termination of this Agreement pursuant to Section 7.3(b), and ending on the third (3rd) anniversary of the date of this Agreement, or if this Agreement is extended pursuant to Section 7.1, until the end of such extended term.

1.3      “Gross Revenues” means all amounts actually collected as rents or other charges for the use and occupancy of the Property, but shall exclude parking fees, lease termination fees, interest and other investment income of Owner as well as proceeds received by Owner for a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of the Property.

1.4      “Improvements” means buildings, structures, and equipment from time to time located on the Property and all parking and common areas located on the Property.

1.5      “Lease” means, unless the context otherwise requires, any lease or sublease of the Property made by Owner as landlord or by its predecessor, covering any portion of the Property.

1.6      “Management Fee” has the meaning set forth in Section 5.1 hereof.

1.7      “Person” means an individual, corporation, association, business trust, estate, trust, partnership, limited liability company or other legal entity.

1.8      “Termination Fee” shall mean a fee payable by Manager to Subcontractor if (and only if) this Agreement is terminated under Section 7.2(b) hereof and shall be equal to the present value of the Deemed Management Fees at the time of such termination, such present value to be determined by discounting on a monthly basis at the rate of seven percent (7%) per annum.

1.9      “Wachovia Clearing Account” shall mean the following Wachovia Bank, National Association account:

Name:	Behringer Harvard Terrace LP
Account No.:	5000000140389
ABA No.:	053-000-219
Address:	Behringer Harvard Terrace LP P.O. Box 60353,
Charlotte, NC 28260-0353

ARTICLE II

APPOINTMENT OF MANAGER; SERVICES TO BE PERFORMED

2.1      Appointment of Subcontractor. Manager hereby engages and retains Subcontractor as the manager and leasing agent of the Property, and Subcontractor hereby accepts such appointment on the terms and conditions hereinafter set forth.

2.2      General Duties. Subcontractor shall devote its best efforts to performing its duties hereunder to manage, operate, maintain, and lease the Property in a diligent, careful and vigilant manner. The services of Subcontractor are to be of scope and quality not less than those generally performed by professional property managers of other similar properties in the area. Subcontractor shall make available to Manager and Owner the full benefit of the judgment, experience and advice of the members of Subcontractor’s organization and staff with respect to the policies to be pursued by Owner relating to the operation of the Property.

2.3      Specific Duties. Subcontractor’s duties include the following:

(a)           Lease Obligations. Subcontractor shall perform all duties of the landlord under all Leases insofar as such duties relate to operation, maintenance, and day-to-day management. Subcontractor shall also provide or cause to be provided, at Owner’s expense, all services normally provided to tenants of like premises, including where applicable and without limitation, gas, electricity or other utilities required to be furnished to tenants under Leases, normal repairs and maintenance, and cleaning and janitorial service. Subcontractor shall arrange for and supervise the performance of all installations and improvements in space leased to any tenant that are either expressly required under the terms of the Lease of such space or that are customarily provided to tenants.

(b)           Maintenance. Subcontractor shall cause the Property to be maintained in the same manner as similar properties in the area. Subcontractor’s duties and supervision in this respect shall include, without limitation, cleaning of the interior and the exterior of the Improvements and the public common areas on the Property and the making and supervision of the repair, alteration, and decoration of the Improvements, subject to and in strict compliance with this Agreement, the Master Agreement, and the Leases. Construction activities undertaken by Subcontractor, if any, will be limited to activities related to the management, operation, maintenance, and leasing of the Property (e.g., repairs, renovations, and leasehold improvements).

(c)           Leasing Functions. Subcontractor shall coordinate the leasing of the Property and shall negotiate and use its best efforts to secure executed Leases from qualified tenants, and to execute same on behalf of Owner, if requested, for available space in the Property, such Leases to be in form and on terms approved by Owner and Manager, and to bring about complete leasing of the Property. Manager shall be responsible for the hiring of all leasing agents, as necessary for the leasing of the Property, and to otherwise oversee and manage the leasing process on behalf of Owner.

(d)           Notice of Violations. Subcontractor shall forward to Manager and Owner promptly upon receipt all notices of violation or other notices from any governmental authority, board of fire underwriters or any insurance company, and shall make such recommendations regarding compliance with such notice as shall be appropriate.

(e)           Personnel. Any personnel hired by Subcontractor to maintain, operate, and lease the Property shall be the employees or independent contractors of Subcontractor and not of Manager or Owner. Subcontractor shall use due care in the selection and supervision of such employees or independent contractors. Subcontractor shall be responsible for the preparation of and shall timely file all payroll tax reports and timely make payments of all withholding and other payroll taxes with respect to each of Subcontractor’s employees.

(f)            Utilities and Supplies. Subcontractor shall enter into or renew contracts for electricity, gas, steam, landscaping, fuel, oil, maintenance and other services with respect to the Property as are customarily furnished or rendered in connection with the operation of similar rental property in the area.

(g)           Expenses. Subcontractor shall analyze all bills received for services, work and supplies in connection with maintaining and operating the Property, pay all such bills when due, and, if requested by Manager or Owner, pay, when due, utility and water charges, sewer rent and assessments, and any other amount payable with respect to the Property. All bills shall be paid by Subcontractor within the time required to obtain discounts, if any. Manager or Owner may from time to time request that Subcontractor forward certain bills to Manager or Owner promptly after receipt, and Subcontractor shall comply with any such request. Subcontractor shall pay all bills, assessments, real property taxes, insurance premiums and any other amount payable with respect to the Property out of the Account (as hereinafter defined). All expenses shall be billed at net cost (i.e., less all rebates, commissions, discounts and allowances, however designated).

(h)           Monies Collected. Subcontractor shall timely collect all rent and other monies, in the form of a check or money order, from tenants and any sums otherwise due Owner with respect to the Property in the ordinary course of business. Upon the request of Owner or Manager, Subcontractor shall request, demand, collect and provide receipt for all such rent and other monies and institute legal proceedings in the name of Owner for the collection thereof and for the dispossession of any tenant in default under its Lease.

(i)            Banking Accommodations. Owner shall establish and maintain a separate checking account (the “Account”) for funds relating to the Property. All monies deposited from time to time in the Account shall be deemed to be trust funds and shall be and remain the property of Owner. During such periods in which Subcontractor is performing the accounting functions for the Property, monies deposited in the Account shall be withdrawn and disbursed by Subcontractor for the account of Owner only as expressly permitted by this Agreement for the purposes of performing the obligations of Subcontractor hereunder. No monies collected by Subcontractor on Owner’s behalf shall be commingled with funds of Subcontractor. The Account shall be maintained, and monies shall be deposited therein and withdrawn therefrom, in accordance with the following:

(i)                        All sums received from rents and other income from the Property shall be promptly deposited by Subcontractor in the Wachovia Clearing Account. The Account will be funded primarily through disbursements from the Wachovia Clearing Account. During such periods in which Subcontractor is performing the accounting functions for the Property, Subcontractor shall have the right to designate two or more persons who shall be authorized to draw against the Account, but only for purposes authorized by this Agreement.

(ii)                     All sums due to Subcontractor hereunder, whether for compensation, reimbursement for expenditures, or otherwise, as herein provided, shall be a charge against the operating revenues of the Property and shall be paid from the Account prior to the making of any other disbursements therefrom.

(j)            Ownership Agreements. If Subcontractor is provided with copies of Articles of any Incorporation, Agreements of Limited Partnership, Joint Venture Partnership Agreements and Operating Agreements in respect of Owner, as applicable (the “Ownership Agreements”), Subcontractor shall use reasonable care to avoid any act or omission that, in the performance of its duties hereunder, shall in any way conflict with the terms of the Ownership Agreements.

(k)           Signs. Subcontractor shall place and remove, or cause to be placed and removed, such signs upon the Property as Subcontractor deems appropriate, subject, however, to the terms and conditions of the Leases and to any applicable ordinances and regulations.

2.4      Approval of Leases, Contracts, Etc. In fulfilling its duties to Manager and Owner, Subcontractor may and hereby is authorized to enter into any leases, contracts or agreements on behalf of Owner in accordance with Section 3.1.

2.5      Accounting, Records and Reports.

(a)           Records. Subcontractor shall maintain all office records and books of account and shall record therein, and keep copies of, each invoice received from services, work and supplies ordered in connection with the maintenance and operation of the Property. Such records shall be maintained in accordance with generally accepted accounting principles. Manager, Owner and persons designated by Manager or Owner shall at all reasonable times have access to and the right to audit and make independent examinations of such records, books and accounts and all vouchers, files and all other material pertaining to the Property and this Agreement, all of which Subcontractor agrees to keep safe, available and separate from any records not pertaining to the Property, at a place recommended by Subcontractor and approved by Manager and Owner.

(b)           Monthly Reports. On or before the tenth (10th) day after the end of each month and during the term of this Agreement, Subcontractor shall prepare and timely deliver to Manager and Owner a monthly performance report (the “Monthly Performance Report”), in the form approved by Owner.

(c)           Budgets and Leasing Plans. Not later than October 1 of each calendar year, Subcontractor shall prepare and submit to Manager and Owner for approval an operating budget and a marketing and leasing plan with respect to the Property for the calendar year immediately following such submission. The budget and marketing and leasing plan shall be in the form of the budget and plan approved by Owner prior to the date thereof. As often as reasonably necessary during the period covered by any such budget, Subcontractor may submit to Manager and Owner for approval an updated budget or plan incorporating such changes as shall be necessary to reflect cost over-runs and the like during such period. If Manager or Owner fails to disapprove any such budget within thirty  (30) days after receipt thereof by Manager and Owner, such budget shall be deemed approved. If Manager or Owner shall disapprove any such budget or plan, it shall so notify Subcontractor within said thirty  (30) day period and explain the reasons therefor. If Manager or Owner disapproves of any budget or plan, Subcontractor shall submit a revised budget or plan within ten (10) days after receipt of the notice of disapproval, and Manager and Owner shall have ten (10) days to provide notice to Subcontractor if it disapproves of any such revised budget or plan. Subcontractor will not incur any costs other than those estimated in any budget or plan except for:

(i)                        tenant improvements and real estate commissions required under a Lease;

(ii)                     maintenance or repair costs under Ten Thousand Dollars and No/100 ($10,000.00);

(iii)                  costs incurred in emergency situations in which action is immediately necessary for the preservation or safety of the Property, or for the safety of occupants or other persons (or to avoid the suspension of any necessary service of the Property);

(iv)                 expenditures for real estate taxes and assessment in respect of the Property; and

(v)                    maintenance supplies calling for an aggregate purchase price less than Five Thousand Dollars and No/100 ($5,000.00) per annum for the Property.

Budgets prepared by Subcontractor shall be for planning and informational purposes only, and Subcontractor shall have no liability to Manager or Owner for any failure to meet any such budget except as provided in Article VII of this Agreement. However, Subcontractor will use its best efforts to operate within the approved budget.

(d)           Performance of Accounting Function. Unless otherwise instructed in writing by Owner, all accounting performed by Subcontractor in respect of the Property shall be conducted on the computer system of Manager by means of remote access software (which is MRI as of the date of this Agreement) and in accordance with Manager’s policies and procedures for managing agents, as amended from time to time. Subcontractor acknowledges that an owner of direct or indirect interests in Owner is a publicly registered entity and that it is of utmost importance that Subcontractor perform its accounting functions in respect of the Property in an accurate and timely manner. Notwithstanding anything contained herein to the contrary, in the event that more than two (2) times in any period of twelve (12) consecutive months Subcontractor either (i) causes a material inaccuracy to be present in any financial report prepared by Subcontractor in respect of the Property, or (ii) fails to prepare and deliver to Owner any report required by this Agreement in a timely manner, then Owner or Manager shall have the right at any time thereafter, by written notice to Subcontractor, to relieve Subcontractor of its accounting and reporting duties under this Agreement. In such event, the Management Fee defined in Section 5.1 shall be reduced by 1.5% of Gross Revenues.

(e)           Initial Accounting Period. Manager and Subcontractor acknowledge that during the period from the effective date of this Agreement until December 31, 2006, Subcontractor will use all reasonable efforts to develop its processes to provide the accounting functions described in subparagraphs (a) — (d) and will use reasonable efforts during the fourth (4th) quarter of 2006 to run in tandem with Manager’s accounting services to verify that Subcontractor’s system will meet Owner’s standards for such services. Manager agrees to use best efforts to assist Subcontractor (at Subcontractor’s expense) in meeting Owner’s requirements for the accounting services in order to allow Subcontractor to take control of accounting services effective January 1, 2007. If on January 1, 2007, Owner is, in good faith, of the reasonable opinion, based on verifiable evidence provided to Subcontractor by the end of each month beginning not later than September 30, 2006, that Subcontractor is unable to meet Owner’s standards for the Accounting Functions, then Owner may elect to allow Manager to retain the Accounting Functions and Subcontractor’s Management Fee shall remain at 1.5% of Gross Revenues until such time as Subcontractor assumes the Accounting Functions. In such event, during 2007 Subcontractor shall continue to run the Accounting Functions in tandem with Manager, and Manager and Subcontractor (at Subcontractor’s expense) will use all reasonable efforts in good faith to reach Owner’s standards for Subcontractor to assume the Accounting Functions by the end of the second (2nd) quarter of 2007.

(f)            Legal Requirements. Subcontractor shall execute and file when due all forms, reports, and returns required by law relating to the employment of its personnel. Subcontractor shall be responsible for notifying Manager and Owner in the event it receives notice that any Improvement on the Property or any equipment therein does not comply with the requirements of any statute, ordinance, law or regulation of any governmental body or of any public authority or official thereof having or claiming to have jurisdiction thereover. Subcontractor shall promptly forward to Manager and Owner any complaints, warnings, notices or summonses received by it relating to such matters. Subcontractor is authorized to disclose the ownership of the Property by Owner to any such officials. Owner is obligated to indemnify, protect, defend, save and hold Subcontractor and its stockholders, officers, directors, employees, managers, successors and assigns (collectively, the “Indemnified Parties”) harmless of and from any and all Losses (as defined in Section 3.5(a) hereof) that may be imposed on them or any or all of them by reason of the failure of Owner to correct any present or future violation or alleged violation of any and all present or future laws, ordinances, statutes, or regulations of any public authority or official thereof, having or claiming to have jurisdiction thereover, of which it has actual notice; provided, however, that the foregoing indemnity shall not be applicable to any violation of law caused by Subcontractor or any Affiliate of Subcontractor known by Subcontractor or any Affiliate of Subcontractor prior to Owner’s acquisition of the Property.

2.6      Subcontractor shall maintain an office at the Property. Owner shall provide Suite 525 of Terrace VII to Subcontractor. 1500 square feet of Suite 525 shall be at no cost to Subcontractor during the term of this Agreement. Owner will charge Subcontractor a market rental for the excess of 1,186 square feet (initially to be $17 psf-net). Subcontractor shall have the option to renew its Lease at market rate for a period of three (3) years.

ARTICLE III

AUTHORITY GRANTED TO SUBCONTRACTOR AND CERTAIN OWNER OBLIGATIONS

3.1      Authority As To Tenants, Etc. Manager hereby delegates to Subcontractor the following authority and powers (all of which shall be exercised either in the name of Subcontractor, as manager of the Property, or in the name of Owner entered into by Subcontractor as Owner’s authorized agent, and Owner shall assume all expenses in connection with such matters):

(a)           to advertise the Property or any part thereof and to display signs thereon, as permitted by law;

(b)           to lease the Property to tenants (subject to Owner’s approval);

(c)           to pay all expenses of leasing the Property, including but not limited to, newspaper and other advertising, signage, banners, brochures, referral commissions, leasing commissions, finder’s fees, fees of attorneys approved by Manager, and salaries, bonuses and other compensation of leasing personnel responsible for the leasing of the Property;

(d)           to cause references of prospective tenants to be investigated, it being understood and agreed by the parties hereto that Subcontractor does not guarantee the creditworthiness or collectibility of accounts receivable from tenants, users or lessees; and to negotiate new Leases and renewals and cancellations of existing Leases, all of which shall be subject to Manager’s and Owner’s approval;

(e)           to charge tenants all or any of the following, subject to the approval of Owner and Manager and in accordance with the terms of the applicable Lease: a late rent administrative charge, a non-negotiable check charge, credit report fee, a subleasing administrative charge and/or broker’s commission; and Subcontractor shall account for such charges and/or commission to Manager;

(f)            to terminate tenancies at the Property and to sign and serve in the name of Owner such notices as are deemed necessary by Subcontractor;

(g)           to institute and prosecute actions to evict tenants and to recover possession of the Property or portions thereof; and

(h)           with Owner’s and Manager’s authorization, to sue for and in the name of Owner and recover rent and other sums due; and to settle, compromise, and release such actions or suits, or reinstate such tenancies. All expenses of litigation including, but not limited to, attorneys’ fees, filing fees, and court costs that Subcontractor shall incur in connection with the collecting of rent and other sums, or to recover possession of the Property or any portion thereof, shall be deemed to be an operational expense of the Property. Subcontractor, Manager, and Owner shall concur on the selection of the attorneys to handle such litigation.

3.2      Operational Authority. Manager hereby delegates to Subcontractor the following authority and powers (all of which shall be exercised either in the name of Subcontractor, as manager of the Property, or in the name of Owner entered into by Subcontractor as Owner’s authorized agent, and Owner shall assume all expenses in connection with such matters):

(a)           to hire, supervise, discharge, and pay all labor required for the operation and maintenance of the Property including but not limited to on-site personnel, managers, assistant managers, leasing consultants, engineers, janitors, maintenance supervisors and other employees required for the operation and maintenance of the Property, including personnel spending a portion of their working hours (to be charged on a pro rata basis) at the Property. All expenses of such employment shall be deemed operational expenses of the Property to the extent set forth in an approved budget or otherwise authorized by this Agreement;

(b)           to make or cause to be made all ordinary repairs and replacements necessary to preserve the Property in its present condition and for the operating efficiency thereof and all alterations required to comply with lease requirements, and to decorate the Property as requested from time to time by the Manager;

(c)           to negotiate and enter into contracts for all items on budgets that have been approved by Owner and Manager, any emergency services or repairs for items not exceeding Fifteen Thousand Dollars and No/100 ($15,000.00), appropriate service agreements and labor agreements for normal operation of the Property, which have terms not to exceed twelve (12) months, and agreements for all budgeted maintenance, minor alterations, and utility services, including, but not limited to, electricity, gas, fuel, water, telephone, window washing, scavenger service, landscaping, snow removal, pest exterminating, decorating and legal services in connection with the Leases and service agreements relating to the Property, and other services or such of them as Subcontractor may consider appropriate; and

(d)           to purchase supplies and pay all bills.

Subcontractor shall use its best efforts to obtain the foregoing services and utilities for the Property under terms that are as cost-effective and otherwise favorable to Subcontractor as possible for the quality of services and utilities required. Subcontractor is authorized to execute, as agent for Owner, all such contracts. In addition, Owner agrees to specifically assume in writing all obligations under all such contracts so entered into by Subcontractor, on behalf of Owner, upon the termination of this Agreement, and Owner shall indemnify, protect, save, defend and hold Subcontractor and the other Indemnified Parties harmless from and against any and all Losses resulting from, arising out of or in any way related to such contracts and that relate to or concern matters occurring after termination of this Agreement, but excluding matters arising out of Subcontractor’s negligence or misconduct. Subcontractor shall secure the approval of Manager and Owner, and execution of appropriate contracts by Owner, for any non-budgeted and non-emergency/contingency capital items, alterations or other expenditures in excess of Five Thousand Dollars and No/100 ($5,000.00) for any one item, securing for each item at least three (3) written bids, if practicable, or providing evidence satisfactory to Manager and Owner that the contract amount is lower than industry standard pricing, from responsible contractors. Subcontractor shall not contract with or make purchases from Affiliates of Subcontractor without the prior written approval of Owner. Subcontractor may at any time and from time to time request and receive the prior written authorization of Owner of the Property of any one or more purchases or other expenditures, notwithstanding that Subcontractor may otherwise be authorized hereunder to make such purchases or expenditures.

3.3      Rent and Other Collections. Manager hereby delegates to Subcontractor the following authority and powers (all of which shall be exercised either in the name of Subcontractor, as manager of the Property, or in the name of Owner entered into by Subcontractor as Owner’s authorized agent, and Owner shall assume all expenses in connection with such matters):  to collect rents and/or assessments and other items, including but not limited to tenant payments for real estate taxes, property liability and other insurance, damages and repairs, common area maintenance, tax reduction fees and all other tenant reimbursements, administrative charges, proceeds of rental interruption insurance, parking fees, income from coin operated machines and other miscellaneous income, due or to become due and give receipts therefore and to deposit all such Gross Revenue collected hereunder in the Account. Subcontractor may endorse any and all checks received in connection with the operation of any Property and drawn to the order of Owner, and Owner shall, upon request, furnish Subcontractor’s depository with an appropriate authorization for Subcontractor to make such endorsement. Subcontractor shall also have the authority to collect and handle tenants’ security deposits, including the right to apply such security deposits to unpaid rent, and to comply, on behalf of Owner, with applicable state or local laws concerning security deposits and interest thereon, if any. Subcontractor shall not be required to advance any monies for the care or management of the Property. Owner agrees to advance all monies necessary therefor. If Subcontractor shall elect to advance any money in connection with the Property, Owner agrees to reimburse Subcontractor forthwith and hereby authorizes Subcontractor to deduct such advances from any monies due Owner. In connection with any insured losses or damages relating to the Property, Subcontractor shall have the authority to handle all steps necessary regarding any such claim; provided that Subcontractor will not make any adjustments or settlements in excess of Ten Thousand Dollars and No/100 ($10,000.00) without the prior written consent of Manager and Owner.

3.4      Payment of Expenses. If directed by Manager in writing, Subcontractor shall pay all expenses of the Property from the Gross Revenue collected in accordance with Section 3.3 above and deposited in the Account, but only if the funds in the Account are sufficient for such payments. If directed by Manager in writing, Subcontractor shall forward to Manager invoices and such other information with respect to expenses of the Property as requested by Manager in order to allow Manager to make payment of such expenses. In the event of an emergency which requires the emergency expenditure of funds, Subcontractor will contact Manager with an explanation of the emergency. If Manager determines to make expenditures to address the emergency, Manager shall wire sufficient funds into the Account within one (1) business day to allow Subcontractor to address the emergency.

3.5      Certain Owner Indemnification Obligations.

(a)           On Termination. In the event this Agreement is terminated for any reason prior to the expiration of its original term or any renewal term, Owner shall indemnify, protect, defend, save and hold Subcontractor and all of the other Indemnified Parties harmless from and against any and all claims, causes of action, demands, suits, proceedings, loss, judgments, damage, awards, liens, fines, costs, attorney’s fees and expenses, of every kind and nature whatsoever (collectively, “Losses”), which may be imposed on or incurred by Subcontractor by reason of the willful misconduct, gross negligence, and/or unlawful acts (such unlawfulness having been adjudicated by a court of proper jurisdiction) of Owner.

(b)           Property Damage, Etc. Owner agrees to indemnify, defend, protect, save and hold Subcontractor and all of the other Indemnified Parties harmless from any and all Losses in connection with or in any way related to the Property and from liability for damage to the Property and injuries to or death of any person whomsoever, and damage to property; provided, however, that such indemnification shall not extend to any such Losses arising out of the negligence or willful misconduct of Subcontractor or any of the other Indemnified Parties. Subcontractor shall not be liable for any error of judgment or for any mistake of fact or law, or for any thing that it may do or refrain from doing, except in cases of negligence or willful misconduct.

3.6      Environmental Matters. Owner hereby warrants and represents to Subcontractor that, to the best of Owner’s knowledge, the Property will not be used to treat, deposit, store, dispose of or place any hazardous substance that may subject Subcontractor to liability or claims under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.A. Section 9607) or any constitutional provision, statute, ordinance, law, or regulation of any governmental body or of any order or ruling of any public authority or official thereof, having or claiming to have jurisdiction thereover. Furthermore, Owner agrees to indemnify, protect, defend, save and hold harmless Subcontractor and all of the other Indemnified Parties from any and all Losses involving, concerning or in any way related to any future (but not current or past) treatment, depositing, storage, disposal or placement by any party other than Subcontractor of hazardous substances on the Property.

3.7      Legal Status of Properties. Owner authorizes Subcontractor to disclose the identity of the Owner of the Property to any governmental officials and agrees to indemnify, protect, defend, save and hold Subcontractor and the other Indemnified Parties harmless of and from any and all Losses that may be imposed on them or any of them by reason of the failure of Owner to correct any present or future violation or alleged violation of any and all present or future laws, ordinances, statutes, or regulations of any public authority or official thereof, having or claiming to have jurisdiction thereover, of which it has actual notice; provided, however, that the foregoing indemnity shall not be applicable to any violation of law caused by Subcontractor or any Affiliate of Subcontractor known by Subcontractor or any Affiliate of Subcontractor prior to acquisition of the Property by Owner. In the event it is alleged or charged that any Improvement or any equipment on the Property or any act or failure to act by Owner with respect to the Property or the sale, rental, or other disposition thereof fails to comply with, or is in violation of, any of the requirements of any constitutional provision, statute, ordinance, law, or regulation of any governmental body or any order or ruling of any public authority or official thereof having or claiming to have jurisdiction thereover, and Subcontractor, in its sole and absolute discretion, considers that the action or position of Owner, with respect thereto may result in damage or liability to Subcontractor, Subcontractor shall have the right to cancel this Agreement at any time by written notice to Owner of its election so to do, which cancellation shall be effective upon the service of such notice. Such cancellation shall not release the indemnities of Owner set forth in this Agreement and shall not terminate any liability or obligation of Manager or Owner to Subcontractor for any payment, reimbursement, or other sum of money then due and payable to Subcontractor hereunder.

ARTICLE IV

EXPENSES

4.1      Owner’s Expenses. Except as otherwise specifically provided in this Agreement, all costs and expenses incurred hereunder by Subcontractor in fulfilling its duties to Owner shall be for the account of and on behalf of Owner. Such costs and expenses shall include the wages and salaries and other employee-related expenses of all on-site and off-site employees of Subcontractor who are engaged in the operation, management, maintenance and leasing or access control of the Property, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the management of the Property, to the extent set forth in a budget approved by Owner and Manager. All costs and expenses for which Owner is responsible under this Agreement shall be paid by Subcontractor out of the Account. In the event the Account does not contain sufficient funds to pay all said expenses, Owner shall fund all sums necessary to meet such additional costs and expenses.

4.2      Subcontractor’s Expenses. Subcontractor shall, out of its own funds, pay all of its general overhead and administrative expenses.

ARTICLE V

MANAGER’S COMPENSATION

5.1      Management Fee. Commencing on the date hereof, Owner shall pay Subcontractor a property management fee (the “Management Fee”) of 1.5% of Gross Revenues until such time as Owner allows Subcontractor to provide the accounting functions describe in subparagraphs (a)-(d) of Section 2.5, at which time the Management Fee shall increase to 3.0% of Gross Revenues. The Management Fee payable hereunder shall be paid on a monthly basis from the rental income comprising Gross Revenues received from the Property over the term of this Agreement.

5.2      Leasing Fees. In addition to the compensation paid to Subcontractor under Section 5.1 above, Subcontractor shall be entitled to receive a separate fee for the Leases of new tenants and renewals of Leases with existing tenants in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area. The compensation to be paid to Subcontractor with respect to Leases is set forth on Exhibit B attached hereto and made a part hereof. Any sub-leasing agreement between Subcontractor and a third-party broker must be (i) approved by Manager or Owner and (ii) must be terminable by Owner on thirty (30) days notice. Manager and Owner acknowledge that they have approved the Exclusive Leasing Agency Agreement between Subcontractor and Colliers of Texas Real Estate Services, LLC dated as of May 12, 2006.

5.3      Audit Adjustment. If any audit of the records, books or accounts relating to the Property discloses an overpayment or underpayment of Management Fees, Manager or Subcontractor shall promptly pay to the other party the amount of such overpayment or underpayment, as the case may be. If such audit discloses an overpayment of Management Fees for any fiscal year of more than one hundred five percent (105%) of the correct Management Fees for such fiscal year, Subcontractor shall bear the reasonable out-of-pocket cost of such audit.

5.4      Construction Management. In the event Subcontractor assists with planning and coordinating the construction of any tenant-paid finish-out or improvements, Subcontractor shall be entitled to receive from any such tenant (but not from Owner) an amount equal to not greater than five percent (5.0%) of the cost of such tenant improvements.

5.5      Limitation on Compensation. Notwithstanding anything contained herein to the contrary, in no event shall Manager (or Owner) be obligated to pay Subcontractor compensation under this Article V in excess of the compensation that Manager is entitled to receive under Article V of the Master Agreement. So long as this Agreement remains in effect, Manager and Owner shall not enter into any amendment of the Master Agreement that would result in a reduction in the compensation payable to Manager in respect of the Property, unless either (a) Subcontractor’s written consent to such amendment is obtained, or (b) Manager delivers to Subcontractor a written agreement whereby Manager agrees to pay to Subcontractor any loss of compensation incurred by Subcontractor that results from such amendment.

ARTICLE VI

INSURANCE AND INDEMNIFICATION

6.1      Property Insurance. Owner shall cause to be placed and kept in force at Owner’s expense, causes of loss-Special form commercial property insurance for the Property that contains coverages and is issued by companies that are acceptable to Owner, in Owner’s sole discretion. Such policy(ies) shall name Owner as the named insured and any mortgagee(s) as loss payee. Policy terms an conditions shall comply with the requirements of the applicable mortgage(s) and leases affecting the Property.

6.2      Personal Property of Subcontractor. Neither Owner nor Manager shall be liable to Subcontractor, its employees, agents, customers or invitees for loss or damage to their personal property and business records located at the Property. Subcontractor shall obtain and keep in full force and effect during the term of this Agreement extended coverage property insurance covering one hundred percent (100%) of the replacement cost of Subcontractor’s personal property. Subcontractor shall procure from its insurers waivers of subrogation with respect to claims against Owner and/or Manager under policies in which Owner and/or Manager is not named an additional insured.

6.3      Liability Insurance. Owner or Manager shall at all times during the term of this Agreement carry Commercial General Liability (“CGL”) insurance with respect to each Property in an amount of not less than Two Million Dollars and No/100 ($2,000,000.00). Subcontractor shall at all times during the term of this Agreement carry CGL insurance covering the actions taken by Subcontractor in performing its obligations under this Agreement with minimum limits of at least Two Million Dollars and No/100 ($2,000,000.00) issued by an insurance company acceptable to Owner. Owner, Manager and Subcontractor shall be named as an additional insured, respectively in such policy of each other.

6.4      Workers’ Compensation and Employer’s Liability Insurance. Owner and/or Manager shall carry Worker’s Compensation insurance in statutory amounts. In addition, Owner and/or Manager shall carry Employer’s Liability Insurance in not less than the following amounts:

(a)           $1,000,000 bodily injury by accident, each accident;

(b)           $1,000,000 bodily injury by disease, each employee; and

(c)           $1,000,000 bodily injury by disease, policy limit.

6.5      Property Losses. Subcontractor shall promptly investigate and report to Owner, Manager, and/or either’s insurance carrier all claims for damage to the Property. Subcontractor is authorized to settle claims for damage to Owner’s Property up to a maximum of Ten Thousand Dollars and No/100 ($10,000.00). Property claims in excess of Ten Thousand Dollars and No/100 ($10,000.00) shall, at Owner’s option, be settled by Owner or Manager.

6.6      Cooperation with Insurers. Subcontractor shall cooperate with and provide reasonable access to the Property to representatives of insurance companies and insurance brokers or agents with respect to insurance that is in effect or for which application has been made. Subcontractor shall use its best efforts to comply with all requirements of insurers.

6.7      Accidents and Claims. Subcontractor shall promptly investigate and shall report in detail to Owner and Manager, promptly after Subcontractor obtains knowledge thereof, all accidents, claims for damage relating to ownership, operation or maintenance of the Property, and any damage or destruction to the Property and the estimated costs of repair thereof, and shall prepare for approval by Manager and Owner all reports required by an insurance company in connection with any such accident, claim, damage, or destruction. Such reports shall be given to Manager and Owner within forty-eight (48) hours of any such accident, claim, damage, or destruction, and shall also be noted in the monthly operating statement delivered to Manager and Owner pursuant to Section 2.5(b). Subcontractor shall assist Owner and Manager with Owner’s settlement of any claim against an insurance company arising out of any policy, in executing proofs of loss and adjustments of loss, and in collecting and receiving loss proceeds.

6.8      Certificates of Insurance. Subcontractor shall collect from all tenants of the Property certificates of insurance evidencing the existence of all insurance required by each tenant’s lease. Subcontractor shall use its best efforts to obtain a new certificate of insurance from each tenant at least twenty (20) days prior to the date on which an insurance policy described in a certificate of insurance previously delivered by the tenant would expire. Subcontractor shall promptly forward to Owner and Manager copies of all certificates of insurance collected, and Subcontractor shall retain the original of each certificate for its tenant file.

6.9      Contractors and Vendors. Subcontractor shall require that all parties performing work on or with respect to the Property (except for parties performing work for a tenant whose lease includes a lesser insured amount), including, without limitation, contractors, subcontractors, materialmen and service vendors, maintain insurance coverage at such party’s expense, in the following minimum amounts:

(a)	Worker’s Compensation:	Statutory Amount
(b)	Employer’s Liability:	$1,000,000 bodily injury by accident, each accident;
$1,000,000 bodily injury by disease, each employee;
$1,000,000 bodily injury by disease, policy limit
(c)	Comprehensive General	$1,000,000 each occurrence;
	Liability, including Broad Form Endorsement:	$2,000,000 general aggregate
(d)	Umbrella Liability:	$1,000,000

Subcontractor must obtain Owner’s and Manager’s written permission prior to waiving any of the above insurance requirements. Upon prior notice to Subcontractor, Owner and/or Manager shall have the right to increase the amounts of insurance described above and to require additional insurance. Subcontractor shall obtain and keep on file a certificate of insurance evidencing the existence of the coverages described above prior to permitting any contractor, subcontractor, materialman or vendor to work on the Property.

6.10    Indemnification.

(a)           Subcontractor hereby agrees to indemnify, hold harmless and defend Owner, Manager and all Affiliates of Owner and Manager from and against any and all claims, losses, damages, demands, liabilities, obligations, rights of action and expenses (including, but not limited to, attorneys’ fees) that may arise, directly or indirectly, from or in connection with

Subcontractor’s negligence, willful misconduct, or any actual or alleged misrepresentations made by Subcontractor or its employees or agents to tenants, prospective tenants, other real estate brokers or other third parties; Subcontractor’s violation of any law or regulation applicable to real estate brokers or sales persons generally; or Subcontractor’s failure to pay any commission it has agreed to pay to a cooperating broker. This indemnity shall survive the termination of this Agreement.

(b)           Owner shall indemnify and hold Subcontractor harmless from and against all claims, damages and costs (including, but not limited to, reasonable attorneys’ fees) arising out of or in connection with the management of the Property and the operation thereof, except for acts of Subcontractor not authorized by this Agreement, acts of discrimination as defined by Title VII of the Civil Rights Act of 1964, acts of negligence or willful misconduct of Subcontractor, its employees and agents (collectively, “Unauthorized Acts”). Subcontractor shall indemnify and hold Owner harmless from and against all claims, damages and costs (including, but not limited to, attorneys’ fees) determined to have arisen out of or in connection with Unauthorized Acts. The indemnities contained herein shall survive the termination of this Agreement.

ARTICLE VII

TERM AND TERMINATION

7.1      Term. This Agreement shall commence on the date first above written and shall continue until the last day of the thirty-sixth (36th) full calendar month after the date of this Agreement, subject to the provisions of Sections 7.2, 7.3 and 7.4 below. Unless terminated by either party on thirty (30) days notice prior to the end of such term, the Agreement shall automatically renew on an annual basis thereafter.

7.2      Events of Termination. Notwithstanding anything contained herein to the contrary, this Agreement shall terminate upon (a) the sale of the Property to a party which is not an Affiliate of Owner; (b) termination or expiration of the Master Agreement or (c) termination of this Agreement as provided in Section 7.3 or Section 7.4 hereof. In event that this Agreement is terminated prior to the third (3rd) anniversary of the date first written above (or if this Agreement is extended pursuant to Section 7.1, prior to the end of such extended term) by reason of the termination or expiration of the Master Agreement, then Owner, at its option, shall enter into a direct management agreement with the Subcontractor under the same terms and conditions, or shall pay Subcontractor the Termination Fee within thirty (30) days after the effective date of such termination.

7.3      Termination by Manager. Manager shall have the right to terminate this Agreement upon written notice to Subcontractor upon the occurrence of any of the following events:

(a)           Subcontractor fails in any respect to perform a material obligation under this Agreement and such failure is not cured (i) within five (5) days after notice of such failure from

Owner if the failure involves the payment of money, or (ii) within thirty (30) days after notice of such failure from Owner if the failure involves action other than the payment of money.

(b)           Subcontractor files a petition or case seeking relief under the liquidation provisions of any bankruptcy or other debtor relief laws of the United States or any state or other competent jurisdiction.

(c)           The occurrence of an event whereby (i) a petition or case is filed against Subcontractor seeking relief under the bankruptcy, arrangement, reorganization or other debtor relief laws of the United States or any state or other competent jurisdiction, or (ii) a court of competent jurisdiction enters an order, judgment or decree appointing a receiver or a trustee for Subcontractor, or for all or any part of the property of Subcontractor, and such petition, order, judgment or decree is not discharged within one hundred eighty (180) days after the entry thereof.

(d)           Subcontractor fails to provide to Manager within fifteen (15) days after request by Manager customary, reasonable and truthful certifications as Manager may reasonably request to enable Manager or Owner to meet its financial certification obligations under the Sarbanes-Oxley Act of 2002 as such statute relates to financial reporting in respect of the Property. Any such certification may be given by Subcontractor to its actual knowledge without any duty of investigation.

(e)           Subcontractor experiences a “Change of Control.” “Change of Control” shall mean an event or a series of related events wherein the Subcontractor ceases to be directly or indirectly controlled by Clayton W. Williams, Modesta S. Williams or a child of Clayton W. Williams, Jr.

(f)            If in any two consecutive calendar quarters the Property fails to achieve the gross revenues set forth in the approved budget in respect of such quarter in which shall be based upon reasonable absorption rates for vacant space mutually agreed to by Subcontractor and Manager, and Subcontractor fails to achieve such gross revenues within one calendar quarter after written notice of such failure given by Manager or Owner to Subcontractor, it being understood and agreed that Manager and Subcontractor shall, in good faith, update and amend the approved budget annually in connection with the annual budget approval process in respect of the Property.

(g)           If in any three consecutive monthly periods, tenant delinquencies exceed 3% of the gross revenues set forth in the approved budget attached hereto, and Subcontractor fails to reduce such delinquencies within one calendar quarter after written notice of such failure given by Manager or Owner to Subcontractor, it being understood and agreed that Manager and Subcontractor shall, in good faith, update and amend the approved budget annually in connection with the annual budget approval process in respect of the Property. For purposes of the calculation used in this section, Manager and Owner shall exclude tenants in default under their lease obligations for more than 30 days if such default was not caused by the Subcontractor. Owner and Manager shall not be required to give notice to cure this default more than two times in any twelve month period.

(h)           If in any two consecutive calendar quarters the Project fails to achieve the levels of those operating expenses (“Controllable Expenses”) listed on the approved budget which are subject to Subcontractor’s reasonable control (which shall not include taxes, insurance rate increases, utility rate increases, increases due to requirements of law, or system failures or breakdowns) and Subcontractor fails to achieve such levels of operating expenses within one calendar quarter after written notice of such failure given by Manager to Subcontractor, it being understood and agreed that Manager and Subcontractor shall, in good faith, update and amend the approved budget annually in connection with the annual budget approval process in respect of the Property.

(i)            If, in Owner’s reasonable discretion, the Property is no longer being managed in a manner consistent with the management standards for Class A office space in the Austin, Texas, and such failure is not cured within thirty (30) days after notice of such failure from Owner; provided, however, that if such failure is not reasonably susceptible of cure within such thirty (30) day period, and if Subcontractor promptly commences cure of such failure and diligently pursues such cure, then the cure period for such failure shall be extended for such period of time as is reasonably necessary to cure such failure, up to a maximum of ninety (90) days after notice of such failure.

7.4      Termination by Subcontractor. Subcontractor shall have the right to terminate this Agreement upon written notice to Manager and Owner upon the occurrence of any of the following events:

(a)           Manager or Owner fails in any respect to perform a material obligation under this Agreement (i) within five (5) days after notice of such failure from Subcontractor if the failure involves the payment of money, or (ii) within thirty (30) days after notice of such failure from Subcontractor if the failure involves action other than the payment of money.

(b)           Manager or Owner files a petition or case seeking relief under the liquidation provisions of any bankruptcy or other debtor relief laws of the United States or any state or other competent jurisdiction.

(c)           The occurrence of an event whereby (i) a petition or case is filed against Manager or Owner seeking relief under the bankruptcy, arrangement, reorganization or other debtor relief laws of the United States or any state or other competent jurisdiction, or (ii) a court of competent jurisdiction enters an order, judgment or decree appointing, without the consent of Manager or Owner, a receiver or a trustee for Manager or Owner, as the case may be, or for all or any part of their respective property, and such petition, order, judgment or decree is not discharged within one hundred eighty (180) days after the entry thereof.

(d)           Ninety (90) days written notice of termination.

7.5      Subcontractor’s Obligations Upon Termination. Upon the termination of this Agreement, Subcontractor shall have the following duties:

(a)           Subcontractor shall deliver to Manager or its designee, all books and records with respect to the Property.

(b)           Subcontractor shall transfer and assign to Manager, or its designee, all service contracts and personal property relating to or used in the operation and maintenance of the Property, except personal property paid for and owned by Subcontractor. Subcontractor shall also, for a period of sixty (60) days immediately following the date of such termination, make itself available to consult with and advise Manager, or its designee, regarding the operation, maintenance and leasing of the Property.

(c)           Subcontractor shall render to Manager an accounting of all funds of Owner in its possession and shall deliver to Manager a statement of all Management Fees claimed to be due to Subcontractor and shall cause funds of Owner held by Subcontractor relating to the Property to be paid to Manager or its designee.

7.6      Manager’s Obligations Upon Termination. Manager shall pay or reimburse Subcontractor for any sums of money due it under this Agreement for services and expenses prior to termination of this Agreement. All provisions of this Agreement that require Owner or Manager to have insured, or to protect, defend, save, hold and indemnify or to reimburse Subcontractor shall survive any expiration or termination of this Agreement and, if Subcontractor is or becomes involved in any claim, proceeding or litigation by reason of having been Subcontractor hereunder, such provisions shall apply as if this Agreement were still in effect.

ARTICLE VIII

MISCELLANEOUS

8.1      Subject to Master Agreement. This Agreement is subject and subordinate in all respects to the Master Agreement. Subcontractor has received a copy of the Master Agreement and is familiar with the terms thereof. Subcontractor shall perform its duties under this Agreement in accordance with the Master Agreement and will not, by its act or omission to act, cause a default under the Master Agreement. Notwithstanding the above, Owner and Manager agree that the Master Agreement shall not amend the rights of the Subcontractor in Section 2.3 (i)(iii), 2.5(c)(ii) and 3.2(c) of this Agreement.

8.2      Notices. All notices, approvals, consents and other communications hereunder shall be in writing, and, except when receipt is required to start the running of a period of time, shall be deemed given when delivered in person or on the fifth day after its mailing by either party by registered or certified United States mail, postage prepaid and return receipt requested, to the other party, at the addresses set forth after their respect name below or at such different addresses as either party shall have theretofore advised the other party in writing in accordance with this Section 8.2.

Manager:	HPT MANAGEMENT SERVICES LP 15601 Dallas Parkway, Suite 600 Addison, Texas 75001 Attention: Chief Legal Officer

Owner:	Behringer Harvard Terrace LP c/o Behringer Harvard REIT I, Inc. 15601 Dallas Parkway, Suite 600 Addison, Texas 75001 Attention: Chief Legal Officer

Subcontractor:	ClayDesta, L.P. 6 Desta Drive, Suite 6500 Midland, Texas 79705 Attention: L. Paul Latham

w/copy to:

Robert V. Rendall, Jr. Stubbeman, McRae, Sealy, Laughlin & Browder, Inc. 550 W. Texas Avenue, Suite 800 Midland, Texas 79701

8.3      Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, and any action brought to enforce the agreements made hereunder or any action which arises out of the relationship created hereunder shall be brought exclusively in Dallas County, Texas.

8.4      Assignment. Subcontractor may not assign or delegate its duties and rights under this Agreement without the prior written consent of Manager and Owner. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

8.5      No Waiver. The failure of Manager, Subcontractor or Owner to seek redress for violation or to insist upon the strict performance of any covenant or condition of this Agreement shall not constitute a waiver thereof for the future.

8.6      Amendments. This Agreement may be amended only by an instrument in writing signed by the party against whom enforcement of the amendment is sought.

8.7      Headings. The headings of the various subdivisions of this Agreement are for reference only and shall not define or limit any of the terms or provisions hereof.

8.8      Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

8.9      Entire Agreement. This Agreement contains the entire understanding and all agreements between Manager and Subcontractor respecting the management of the Property. There are no representations, agreements, arrangements or understandings, oral or written, between Manager and Subcontractor relating to the management of the Property that are not fully expressed herein.

8.10    Disputes. If there shall be a dispute between or among Manager, Subcontractor or Owner relating to this Agreement resulting in litigation, the prevailing party in such litigation shall be entitled to recover from the other party to such litigation such amount as the court shall fix as reasonable attorneys’ fees.

8.11    Activities of Subcontractor. Subcontractor shall not engage in other activities or business ventures that are in competition with the business of Owner at the Property.

8.12    Independent Contractor. Subcontractor shall not be construed as a joint venturer or partner of either Manager or Owner pursuant to this Agreement, and none of such parties shall have the power to bind or obligate the other party except as set forth herein. It is the intent of the parties that: (a) the status of Manager to Owner under the Master Agreement is that of an independent contractor; (b) the status of Subcontractor to Manager under this Agreement is that of an independent contractor; and (c) the status of Subcontractor to Owner is that of an independent subcontractor.

8.13    No Third-Party Rights. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to Section 8.4.

8.14    Documents Required by Lender. In the event that a mortgagee of the Property (a “Mortgagee”) requests that Subcontractor execute a document in connection with a loan to Owner, Subcontractor will respond to such request promptly and will not unreasonably withhold its consent to such document. Without limiting the generality of the preceding sentence, Subcontractor agrees that it will execute and deliver the following documents within five (5) days after request therefor: (a) an agreement that a Mortgagee may terminate this Agreement if a default occurs in respect of the loan secured by the Property; (b) an estoppel certificate certifying that this Agreement is in full force and effect and containing such other certifications as may be reasonably requested; (c) an agreement subordinating this Agreement to any mortgage or deed or trust held by a Mortgagee; and (d) a waiver by Subcontractor of any right to assert a lien against the Property. Subcontractor shall use reasonable care to avoid any act or omission that, in the performance of its duties hereunder, shall in any way conflict with the terms of any mortgage documents in respect of the Property, provided that Subcontractor has been furnished with copies of such mortgage documents.

8.16    Compliance Amendments. Notwithstanding anything contained herein to the contrary, in the event that legal counsel for Owner reasonably determines that an amendment to this Agreement is necessary or advisable in order for this Agreement to comply with applicable securities laws, the offering documents pertaining to Behringer Harvard REIT I, Inc., a Maryland corporation, or the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc., effective September 29, 1993, as amended, then Manager and Subcontractor shall, within ten (10) days after request from Owner, execute such an amendment; provided, however, that no such amendment may decrease the compensation to which Subcontractor is entitled hereunder or materially increase Subcontractor’s liabilities or obligations under this Agreement without Subcontractor’s written consent.

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IN WITNESS WHEREOF, the parties have executed this Property Management and Leasing Subcontract as of the date first above written.

MANAGER:

HPT MANAGEMENT SERVICES LP,
a Texas limited partnership

By:
Gerald J. Reihsen, III, Secretary

SUBCONTRACTOR:
CLAYDESTA, L.P., a Texas limited partnership

By:	Claydesta Operating, LLC, its general partner

By:
L. Paul Latham, President

CONSENT OF OWNER

By its execution below, Owner consents to the terms of the foregoing Agreement and agrees to be bound by the representations, warranties and covenants of Owner contained in such Agreement.

BEHRINGER HARVARD TERRACE LP,
a Delaware limited partnership

By:	Behringer Harvard Terrace GP, LLC, a Delaware limited liability company, its general partner

By:
Gerald J. Reihsen, III, Secretary

Exhibit A
Legal Description

TRACT 1: Lot(s) 1 (Terrace II Office Building) and 2 (Terrace I Office Building), Block “C” THE TERRACE, SECTION FOUR, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 97, Page(s) 115-116 of the Plat Records of Travis County, Texas.

TRACT 2 (Terrace VII Office Building): Lot 1, Block “E” THE TERRACE SECTION SIX, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200000362 of the Official Public Records of Travis County, Texas; TOGETHER WITH a non-exclusive easement for vehicular and pedestrian traffic, created in that certain Declaration of Easements and Restrictions dated December 4, 2000, recorded in Document No. 2000193470 of the Official Public Records of Travis County, Texas, being over and across a 0.3109 acre parcel of land, more or less, as described in Exhibit “A-2” therein, the same being a portion of Lot 3, Block “B” THE TERRACE SECTION SEVEN, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200109072 of the Official Public Records of Travis County, Texas.

TRACT 3 (Terrace V Office Building): Lot 3, Block “B” of THE TERRACE SECTION SEVEN, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200100072 of the Official Public Records of Travis County, Texas; TOGETHER WITH (i) a non-exclusive easement for vehicular and pedestrian traffic, created in that certain Declaration of Easements and Restrictions dated December 4, 2000, recorded in Document No. 2000193470 of the Official Public Records of Travis County, Texas, being over and across a 0.1695 acre parcel of land, more or less, as described in Exhibit “A-1” therein, the same being a portion of Lot 1, Block “E” THE TERRACE SECTION SIX, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200000362 of the Official Public Records of Travis County, Texas, and (ii) non-exclusive easement for vehicular and pedestrian traffic, created in that certain Declaration of Easements and Restrictions dated May 22, 2002, recorded under Document No. 2002101061 of the Official Public Records of Travis County, Texas, being over and across a portion of Lot 2, Block “B” THE TERRACE SECTION SEVEN, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200100072 of the Official Public Records of Travis County, Texas, as more particularly described in Exhibit “B” therein.

Exhibit B

Leasing Commissions

New Leases with outside Broker — 6% of aggregate rent payable over the term of the Lease

New Lease without outside Broker—4% of aggregate rent payable over the term of the Lease

Renewal Leases — 4% of aggregate rent payable over the term of the Lease extension

EXHIBIT O
DEVELOPMENT AGREEMENT

DEVELOPMENT OPTION AGREEMENT

This is an agreement made effective as of June 21, 2006, between W&G Partnership, Ltd., Desta Three Partnership, Ltd., and Desta Six Partnership, Ltd. (herein together referred to as “Owner”), and BEHRINGER HARVARD HOLDINGS, LLC, a Delaware limited liability company  (“Harvard”).

ARTICLE I

RECITALS

a.                                       As of the date of this Agreement, pursuant to that Purchase and Sale Agreement between Desta One Partnership, Ltd., Desta Two Partnership, Ltd, and Desta Five Partnership, Ltd, as Seller, and Behringer Harvard Terrace LP (“Harvard Terrace”), as Buyer (the “Purchase Agreement”), Harvard Terrace has acquired from certain affiliates of Owner those certain office buildings known as The Terrace I, II, V and VII Buildings (the “Terrace Property”). In addition, Owner is the owner of the development tracts described on Attachment #1 attached hereto (the “Development Land”).

b.                                      The Development Property is subject to certain restrictions and development parameters described in the Declarations of Covenants, Conditions and Restrictions for The Terrace Planned Unit Development recorded in Volume 12740, Page 260, of the Real Property Records of Travis County, Texas, and in the Restrictive Covenants, Terrace P.U.D., City of Austin Zoning File No. C814-86-009 as recorded in Volume 10252, Page 135, of the Real Property Records of Travis County, Texas (together referred to as the “Restrictive Covenants”).

c.                                       Owner has agreed to grant Harvard a right of first offer relating to the acquisition and development of the Development Property. In consideration for funds paid pursuant to the Purchase Agreement, and in consideration of Ten and 00/100 ($10.00) cash and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Harvard and Owner agree as follows:

ARTICLE II

DEVELOPMENT OF DEVELOPMENT PROPERTY

a.                                       Owner and Harvard agree that, subject to the terms of this Agreement, Harvard shall have an exclusive right of first offer to participate in the future development of each parcel of the Development Land. Development of the Development Land shall be governed by a Development Agreement to be entered into by the New Development

Entity (as herein defined) and ClayDesta, L.P. (“Developer”) which will include the terms outlined in Attachment #2 and 2A.

b.                                      At such time as Owner determines to develop any parcel of the Development Land, Owner shall advise Harvard of its proposed project by presenting a proposal including a detailed proforma of Owner’s proposal (the “Offer Notice”). Said Offer Notice shall include a development plan, a development budget, pro forma income and expense estimates for the cost of development, including project interest costs. Harvard shall advise Owner in writing within fifteen (15) business days following receipt of the Offer Notice if Harvard desires to participate in development of the parcel of Development land under the terms proposed by Owner. Should Harvard elect not to participate in the development of a parcel of Development Land or should Harvard fail to give Owner written notice of its intent to participate in such development within fifteen (15) business days of receipt of the Offer Notice, Owner shall be free to develop the parcel of Development Land in the manner described in the Offer Notice without the participation of Harvard. If, after Harvard’s election not to participate in the development of a parcel of Development Land, Owner desires to pursue development of such parcel of Development Land in a manner materially different than presented to Harvard in the Offer Notice, then Owner shall first present a revised Offer Notice for Harvard’s review in accordance with this Agreement. As used herein the term “materially different” shall mean a proposal (i) with a reduction of hard costs for the development of the parcel of Development Property which is 10% or greater than set forth in the Offer Notice or (ii) with a projected change in cash returns to Owner and Harvard of more than 10% greater than set forth in the Offer Notice.

c.                                       Should Harvard give notice of its intent to participate in the development of said parcel of Development Land, Owner and Harvard shall promptly form an entity in which to develop such parcel of Development Land (“New Development Entity”). Owner and Harvard shall mutually agree on the fair market value of the parcel of Development Land which Owner shall contribute to the New Development Entity. Should Owner and Harvard be unable to agree upon the fair market value of the parcel of Development Land, then Owner and Harvard shall submit the issue to arbitration using the following procedure. Within ten (10) days after Owner has advised Harvard of its election to proceed with arbitration, Owner and Harvard shall each at their own expense, select an appraiser, each who shall be a qualified and impartial person licensed in the State of Texas as an MAI appraiser with not less than five (5) years experience in appraising undeveloped commercial property in Travis County, Texas. Within thirty (30) days of appointment, each appraiser shall render a written opinion as to the value of the parcel. If the appraisals are within 10% of each other, the value of the parcel shall be the average of the two appraisals. If the appraisals differ by more than 10%, then the appraisers shall jointly appoint a third appraiser who shall render an appraisal (“Third Appraisal”) within thirty (30) days of appointment. Whichever of the first two appraisals the Third Appraisal is closest to shall be the fair market value of the parcel. Harvard and Owner agree the arbitration process shall not delay Owner from proceeding with the development process for the parcel of Development Land. Harvard and Owner will amend the formation documents for the New Development Entity at the conclusion of the arbitration process, if such amendments are required.

d.                                      Harvard’s equity contribution shall be used to fund architectural fees, engineering fees, other professional fees, the cost of application for appropriate permits from governmental entities as well as any of the costs associated with development of such parcel.

e.                                       The New Development Entity will be owned in percentage to be determined by Owner and Harvard, provided Harvard shall own not less than 50% of the New Development Entity and Owner, by means of the contribution of the parcel of Development Land and cash, shall, at Owner’s sole option, own up to 50% of the New Development Entity. The governing document of the New Development Entity shall provide:

(i)                                     the distributions from the New Development Entity will be in the same percentage as ownership of the New Development Entity until Harvard receives a 25% IRR on its contributed equity and thereafter distributions will be 25% to Harvard and 75% to Owner;

(ii)                                  a four (4) to six (6) year hold strategy;

(iii)                               a buy-sell arrangement at fair market value if either party desires to sell a completed building after four (4) years;

(iv)                              any project must be 50% preleased prior to commencement of construction;

(v)                                 neither party shall propose development of a parcel unless the proforma reflects not less than a return of eleven percent (11%) on the total estimated cost for development of such parcel, assuming a five percent (5%) tenant vacancy rate; and

(vi)                              Owner may assign all or part of its ownership interest to entities owned and/or controlled by Clayton W. Williams, Jr., Modesta S. Williams and/or the children of Clayton W. Williams, Jr., without the consent of Harvard.

f.                                         In the event Harvard determines it desires to develop any parcel of the Development Land, Harvard shall advise Owner of its proposed project by presenting a proposal including a detailed proforma of Harvard’s proposal (“Harvard’s Offer Notice”). The Harvard Offer Notice shall include a development plan, a development budget, proforma income and expense estimates for the cost of development, including project interest costs. Owner shall advise Harvard in writing within fifteen (15) business days if Owner desires to participate in development of the parcel of

Development Land under the terms proposed by Harvard. Should Owner elect not to participate in the development of a parcel of Development Land or should Owner fail to give Harvard written notice of its intent to participate in such development within fifteen (15) business days of receipt of, Owner shall convey said parcel of Development Land to Harvard at the fair market value of said parcel plus 80% of all actual costs previously paid to third parties for engineering and architectural plans associated with development of Terrace III or Terrace VI at such time as those parcels are developed. If Harvard and Owner cannot agree upon the fair market value of the parcel, Harvard and Owner shall utilize the procedure described in paragraph c above to determine the fair market value of the parcel. Should Owner give notice to Harvard of its intent to participate in the development of said parcel of Development Land in accordance with the Harvard Offer Notice, Owner and Harvard shall proceed under the provisions of paragraphs c, d and e of this Article II and ClayDesta, L.P., shall be the Developer under the terms of a Development Agreement.

ARTICLE III

TERMINATION OF RIGHT OF FIRST OFFER

a.                           Owner and Harvard agree that should Harvard decline to participate in the development of parcels of Development Land, Owner shall have the right to terminate this Agreement as to the remainder of the undeveloped Development Land upon the second proposal relating to the second separate parcel which Harvard declines to be a participant.

b.                          Owner and Harvard agree that, should a Development Agreement not be executed relating to at least one of the parcels of Development Land on or before August 1, 2011, this Agreement may be terminated by Owner by giving written notice to Harvard.

c.                           Owner and Harvard agree that should the Management Agreement with ClayDesta, L.P., executed pursuant to the Purchase Agreement be terminated by Harvard Terrace without cause, this Agreement may be terminated by Owner by giving written notice to Harvard. In this event, Owner agrees that for a period of 60 months following termination of the Management Agreement, Owner (including its agents, affiliates and property managers) will not solicit for relocation any tenant of any portion of the Terrace Property or any portion of the Development Land owned by Harvard or an affiliate of Harvard. In the event that ClayDesta, L.P. terminates the Management Agreement, this agreement shall continue.

ARTICLE IV

GENERAL PROVISIONS

a.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

b.    Captions Not Binding; Exhibits. The captions in this Agreement are inserted for reference only and in no way define, describe or limit the scope or intent of this Agreement or of any of the provisions hereof. All Exhibits attached hereto shall be incorporated by reference as if set out herein in full.

c.    Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

d.    Severability. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by Law.

e.    Notices. Any notice, request, demand, consent, approval and other communications under this Agreement shall be in writing, and shall be deemed duly given or made at the time and on the date when received by facsimile (provided that the sender of such communication shall orally confirm receipt thereof by the appropriate parties and send a copy of such communication to the appropriate parties within one (1) Business Day of such facsimile) or when personally delivered as shown on a receipt therefore (which shall include delivery by a nationally recognized delivery service such as Federal Express, UPS Next Day Air, Purolator Courier, U.S. Mail or Airborne Express) or sent via e-mail, to the address for each party set forth below. Any party, by written notice to the other in the manner herein provided, may designate an address different from that set forth below.

If to Harvard:

BEHRINGER HARVARD HOLDINGS, LLC,
15601 Dallas Parkway, Suite 600
Addison, Texas 75001-6026
Attention: James D. Fant
Telephone No.: (214) 655-1600
Telecopy No.: (214) 655-1610
E-mail: jfant@behringerharvard.com

with a copy to:	Powell & Coleman 15601 Dallas Parkway, Suite 1380 Addison, Texas 75001-6026 Attention: Randy Osborne Telephone No.: (214) 890-7116 Telecopy No.: (214) 373-8768 E-mail: rosborne@psclaw.com

If to Owner:	W&G Partnership, Ltd. 6 Desta Drive, Suite 6500 Midland, Texas 79705 Attention: L. Paul Latham Telephone No.: (432) 688-3212 Telecopy No.: (432) 688-3247 E-mail: platham@claytonwilliams.com with a copy to:

Stubbeman McRae Sealy Laughlin & Browder, Inc.
550 W. Texas Ave, Ste. 800
Midland, Texas 79701
Attn: Robert V. Rendall, Jr.
Telephone No.: (432) 688-0246
Telecopy No.: (432) 682-4884
E-mail: rrendall@stubbemanlawfirm.com

f.     Assignability. This Agreement may not be assigned in whole or in part by either party hereto without the prior written consent of the other, provided Owner shall have the right to assign all or any part of this Agreement to an Affiliate of Owner AND Harvard shall have the right to assign all or any part of this Agreement of an Affiliate of Harvard. As used herein “Affiliate of Owner” shall mean any entity owned or controlled by Clayton W. Williams, Jr., Modesta S. Williams or the children of Clayton W. Williams, Jr.

g.    Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

h.    No Recordation. Harvard and Owner each agrees that neither this Agreement nor any memorandum or notice hereof (except as otherwise specifically authorized herein) shall be recorded.

Executed effective June 21, 2006.

OWNER:

W & G Partnership, Ltd.

By:	ClayDesta L.P.
its general partner

	By:	ClayDesta Operating L.L.C.
its general partner

By:
L. Paul Latham
President

Desta Three Partnership, Ltd.

By:	Desta Three Development Corp.
its general partner

By:
L. Paul Latham
President

Desta Six Partnership, Ltd.
By:	Desta Six Development Corp.
its general partner

By:
L. Paul Latham
President

HARVARD:

BEHRINGER HARVARD HOLDINGS, LLC

By:

Name:

Title:

ATTACHMENT #1

DEVELOPMENT PROPERTY

TRACT #1 — (Terrace VI Office Building): Lot(s) 2, Block “B” THE TERRACE, SECTION SEVEN, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200100072 of the Official Public Records of Travis County, Texas.

TRACT #2 — (Terrace III Office Building): Lot(s) 2, Block “A” THE TERRACE, SECTION FIVE, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200000361 of the Official Public Records of Travis County, Texas.

TRACT #3 — (Hotel Site): Lot(s) 1, Block “A” THE TERRACE, SECTION FIVE, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200000361 of the Official Public Records of Travis County, Texas.

TRACT #4 — (Terrace IV Office Building): Lot(s) 1, Block “B” THE TERRACE, SECTION SEVEN, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200100072 of the Official Public Records of Travis County, Texas.

TRACT #5 — (Retail Site): Lot 2, Block “E” of THE TERRACE SECTION SIX, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200000362 of the Official Public Records of Travis County, Texas.

ATTACHMENT #2

TERMS OF DEVELOPMENT AGREEMENT

Any Development Agreement executed in connection with this Agreement shall contain the following key terms:

1.             The Developer shall have the authority to sign documents on behalf of the Owner provided the identified documents are consistent with the intended construction and use of the Project as set forth in the final development budget. [As used in this Attachment #2, the term “Owner” shall mean the New Development Entity].

2.             Within 30 days following execution of the Development Agreement, Developer shall provide an updated development plan and development budget adequate for presentation to a third party lender (the “Development Budget”).

3.             During the term of the Development Agreement, Developer will be required to provide Owner with a monthly progress report at the beginning of each month detailing the amount of work on the Project which has been completed in the previous period in relation to the schedule for the Project. This report shall also include (i) a detailed summary of costs and payments, (ii) a marketing status report, and (iii) an updated construction schedule, each in a format to be supplied prior to commencement of construction

4.             The terms of the Development Fee and related issues are included in Attachment 2A.

5.             Owner shall have the right to terminate the Development Agreement in if one or more of the following events shall occur:

(a)           the filing by Developer of a voluntary petition in bankruptcy, the filing by a creditor of an involuntary petition in bankruptcy which is not dismissed within ninety (90) days, the adjudication of Developer as bankrupt or insolvent, the filing by Developer of any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, assignment for the benefit of creditors, or similar relief for debtors;

(b)           a failure by Developer to pay any amounts or monetary obligations due and owing to Owner which is not cured within ten (10) days following receipt of written notice by Owner specifying such default;

(c)           failure by Developer to achieve Substantial Completion of the Project within one-hundred twenty (120) days after the scheduled date of Completion set forth in the Project Schedule (as may be adjusted pursuant to a Development Agreement). As used herein the term “Substantial Completion” shall mean the issuance of a Certificate of Occupancy for the building shell by the City of Austin, Texas;

(d)           a good faith determination by Owner prior to commencement of construction that completion of the Project is not economically feasible;

(e)           Total Project Costs exceed the amount scheduled in the Development Budget in excess of ten percent (10%) excluding (i) interest costs, (ii) items to be paid by tenants of the building, (iii) design changes required by law, (iv) increase resulting from Force Majeure Events, (v) delays caused by the General Contractor or any subcontractor, (vi) change orders requiring written consent of the Owner, or (vii) change orders which are funded through contingency items in the Development Budget (Items (i) through (vii) herein referred to as “Budget Adjustments”); or

(f)            a material default by Developer under this Agreement that is not cured within thirty (30) days following receipt of written notice from Owner specifying the default; provided, however, that if such default cannot be cured within such thirty (30) day period through the use of diligent efforts, such period shall be extended for an additional thirty (30) days; provided, further, that if Developer promptly commences such cure and thereafter diligently prosecutes such cure but is unable to complete such cure within the aforesaid two thirty (30) day periods, Developer shall be afforded an additional sixty (60) days to complete such cure.

6.             For purposes of the Development Agreement, “Force Majeure Events” shall consist of abnormal weather patterns that affect critical path construction, acts (or the failure to act) by the other party to this Agreement, uncontrollable delay in issuance of permits, changes in governmental laws, enemy or hostile governmental action, civil commotion, and fire or other casualty. The party seeking to excuse delay in performance by reason of a Force Majeure Event must, no later than the tenth (10th) day of the calendar month immediately following the calendar month in which such Force Majeure Event occurs, notify the other party thereof in writing, and of the cause or causes thereof.

7.             So long as the Management Agreement has not been terminated, prior to substantial completion of the Project the New Development Entity will enter into a Property Management and Leasing Subcontract on the same terms found in the current Property Management and Leasing Subcontract between HPT Management Services, LP and ClayDesta, L.P.

ATTACHMENT #2A

Development Fee Provisions

COMPENSATION

1.             Development Fee. For all services rendered in connection with the development of the project pursuant to the terms of the Development Agreement to be executed by Owner and Developer, Developer shall be paid a fee (the “Development Fee”) equal to 4% of the actual Controllable Construction Costs for the project. The Development Fee shall be subject to possible reduction as set forth in Paragraph 3 below. For purposes hereof, the term “Controllable Construction Costs” shall have the meaning set forth below. During construction of the project, until the date of Completion for the project, the Development Fee shall be paid monthly, on the tenth (10th) day of each calendar month, based on the budgeted Controllable Construction Costs and beginning on the first day of the month following the date of commencement of construction of the project in accordance with the following formula:

3% of Controllable Construction Costs

(less amounts advanced prior to commencement)

_______________________________________________ (Divided by)

Number of months in the projected construction schedule.

Any portion of the Development Fee remaining unpaid as of the date of Completion shall be paid to Developer within thirty (30) days after the date of Completion. The Development Fee shall be Developer’s full and complete compensation for the performance of duties, services, efforts and/or activities in connection with the development of the project. The term “Completion” shall mean the issuance of a Certificate of Occupancy for the building shell by the City of Austin, Texas;

2.             Advances on Development Fee. Notwithstanding the provisions of paragraph 1 above, Developer shall receive an advance against the Development Fee prior to the commencement of construction of the project pursuant to the provisions of this Paragraph 2. The amount of such advance shall be $25,000 per month beginning on the date that the New Development Entity formed (as described in the Development Option Agreement) acquires title to the Development Land upon which the project is to be constructed and ending on the earlier of (a) the Development Agreement is terminated, or (b) the date construction of the project commences. Not more than twenty percent (20%) of the Development Fee shall be paid to Developer prior to commencement of construction. The advance payable with respect to any partial calendar month during such period shall be prorated on a per diem basis. The amount of all advances paid to Developer shall be deducted from the Development Fee payable to Developer under paragraph 1. At such time as the Terrace III and Terrace VI Buildings are developed, W&G Partnership, Ltd., shall be reimbursed for 80% of the actual costs previously paid to third parties for engineering and architectural plans for each such building.

3.             Adjustment to Development Fee. Prior to the final payment described in paragraph 1, a determination shall be made as to whether the Development Fee should be reduced, as follows:

(a)           If the Controllable Construction Costs actually incurred to complete the project exceed the Controllable Construction Costs set forth in the final Development Budget for the project plus the Budget Adjustments, then the Development Fee shall be reduced by the lesser of (i) the amount by which incurred Controllable Construction Costs exceed the Controllable Construction Costs set forth in the Development Budget, or (ii) one percent (1%) of the incurred Controllable Construction Costs; and

(b)           If the date of Completion is more than sixty (60) days after the date of Completion projected in the Project Schedule (as adjusted for Force Majeure) and delays resulting from Tenant delay, then the Development Fee shall be reduced in the following manner:  (A) if the date of Completion occurs more than thirty (30) days after the projected date of Completion but not later than forty five (45) days after the projected Date of Completion, then the Development Fee shall be reduced by .125% of Controllable Construction Costs; (B) if the date of Completion occurs more than forty five (45) days after the projected date of Completion but not later than sixty (60) days after the projected Date of Completion, then the Development Fee shall be reduced by .25% of Controllable Construction Costs; (C) if the date of Completion occurs more than sixty (60) days after the projected date of Completion but not later than seventy five (75) days after the projected Date of Completion, then the Development Fee shall be reduced by ..375% of Controllable Construction Costs; and (D) if the date of Completion occurs more than seventy five (75) days after the projected Date of Completion, then the Development Fee shall be reduced by .5% of Controllable Construction Costs.

(c)           Notwithstanding the foregoing provisions of this paragraph 3, in no event shall the aggregate decrease in the Development Fee pursuant to subparagraph 3(a) and (b) above exceed one percent (1%) of Controllable Construction Costs.

4.             No Other Compensation. Other than the Development Fee and construction management fees for tenant build-out, if any, Developer shall be entitled to no compensation under this Agreement, nor will Developer be entitled to any reimbursement of expenses except as expressly set forth in this Agreement. Without limiting the generality of the preceding sentence, it is specifically agreed that Developer will not be entitled to reimbursement for (a) the salary and wages, payroll taxes, insurance, workers’ compensation and other benefits of any employees of Developer; (b) the cost of forms, papers, ledgers and other supplies and equipment used in the Developer’s office; (c) the cost of electronic data processing or computer services that Developer may elect to incur in the performance its duties under this Agreement; (d) the cost of office equipment acquired by Developer to enable it to perform its duties hereunder; or (e) the cost of advances made to employees of Developer. However, the cost of travel and lodging by Developer’s employees and agents shall be reimbursable in accordance with the Development Budget approved by Owner.

As used in this Agreement, the term “Controllable Construction Costs” means the amounts actually expended in connection with the development of the Project (to be allocated among the Phases as set forth herein and in the Development Budget), consisting of the following items:  civil and structural engineering costs; costs of site development; costs of labor and materials; the fees of the Architect and Consultants; the cost of the General Contractor for the base building shells, parking garage and other improvements included in the project; the cost of acquiring and installing base building, common area and lobby fixtures and any other items covered by the base building construction contract; landscaping costs; and testing costs; but specifically excluding, without limitation, Land acquisition costs, ad valorem and other taxes, the costs of insurance premiums, and debt service.

EXHIBIT P

PROMISSORY NOTE

PROMISSORY NOTE

June 21, 2006

1.             Key Terms

Borrower:	W&G Partnership, Ltd.

Borrower’s Mailing Address:	6 Desta Drive, Suite 6500 Midland, Texas 79701

Lender:	Behringer Harvard Operating Partnership I LP, a Texas limited partnership

Place for Payment:	c/o Behringer Harvard REIT I, Inc. 15601 Dallas Parkway, Suite 600 Addison, Texas 75001-6026 Attention: Treasurer

Principal Amount:	$3,000,000.00

Annual Interest Rate:	7.75% per annum

Maturity Date:	June 21, 2013

Default Rate:	12% per annum

2.             Terms of Payment (principal and interest):

Interest only, calculated at the annual rate of 6.50%, shall be due and payable monthly as it accrues on the 15th day of each month, beginning July 15, 2006, and continuing through the Maturity Date. The difference between the Annual Interest Rate and 6.50% shall be accrued and added to the Principal Amount annually on the anniversary date of this Note. On the Maturity Date, the unpaid Principal Amount balance and accrued, unpaid interest will be payable in full. Payments will be applied first to accrued interest and the remainder to reduction of the Principal Amount.

Borrower shall have the right to prepay all or any part of the Principal Amount at any time. Partial releases of the Development Land shall be accomplished under the terms of the Deed of Trust described below.

3.                                       Security for Payment: This Note is secured by a deed of trust of even date herewith from W&G Partnership, Ltd. to Randall S. Osborne, Trustee, for the benefit of Lender (“Deed of Trust”), which covers the real property described on Exhibit “A” of the Deed of Trust (referred to as the “Development Land”)

4.                                       Promise to Pay/Default Interest. Borrower promises to pay to the order of Lender the Principal Amount plus interest at the Annual Interest Rate. This Note is payable at the Place for Payment and according to the Terms of Payment. All unpaid amounts are due by the Maturity Date. After maturity or so long as any other Event of Default has occurred and is continuing, then notwithstanding anything in this Note to the contrary, interest under this Note shall accrue on the unpaid principal balance at the Default Rate.

5.                                       Acceleration. If Borrower defaults in the payment of this Note or in the performance of any obligation in any instrument securing or collateral to this Note, Lender may declare the unpaid principal balance, earned interest, and any other amounts owed on the Note immediately due after ten (10) days written notice to Borrower.

6.                                       Loan Charges. Interest on the debt evidenced by this Note will not exceed the maximum rate or amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law. Any interest in excess of that maximum amount will be credited on the Principal Amount or, if the Principal Amount has been paid, refunded. On any acceleration or required or permitted prepayment, any excess interest will be canceled automatically as of the acceleration or prepayment or, if the excess interest has already been paid, credited on the Principal Amount or, if the Principal Amount has been paid, refunded. This provision overrides any conflicting provisions in this Note and all other instruments concerning the debt.

7.                                       Late Charge. If any monthly installment of interest or principal and interest or other amount payable under this Note or under the Deed of Trust or any other Loan Document is not received in full by Lender within ten (10) days after the installment or other amount is due, counting from and including the date such installment or other amount is due, Borrower shall pay to Lender, immediately and without demand by Lender, a late charge equal to five percent (5%) of such installment or other amount due (unless applicable law requires a lesser amount be charged, in which event such lesser amount shall be substituted).

8.                                       Exculpation. Except as otherwise provided in this Section 9, Borrower shall have no personal liability under this Note, the Security Instrument or any other Loan Document for the repayment of the Indebtedness or for the performance of any other obligations of Borrower under the Loan Documents and Lender’s only recourse for the satisfaction of the Indebtedness and the performance of such obligations shall be Lender’s exercise of its rights and remedies with respect to the Mortgaged Property and to any other collateral held by Lender as security for the Indebtedness. Borrower shall be personally liable to Lender for the performance of all of Borrower’s obligations under Section 8.2 of the Deed of Trust (relating to environmental matters).

9.                                       When the context requires, singular nouns and pronouns include the plural. Capitalized terms used herein shall have the meaning given in the Deed of Trust unless otherwise defined.

W&G PARTNERSHIP, LTD.,
a Texas limited partnership

By:	ClayDesta, L.P., its managing general partner

	By:	ClayDesta Operating L.L.C.,
its general partner

By:
L. Paul Latham
President

EXHIBIT Q
DEED OF TRUST

Prepared by, and after recording
return to:

Randall S. Osborne
Powell & Coleman, L.L.P.
8080 North Central Expressway, Suite 1380
Dallas, Texas 75206

DEED OF TRUST

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

Deed of Trust - Page 1

DEED OF TRUST

This Deed of Trust (herein referred to as the “Deed of Trust”), is entered into as of June 21, 2006 by W&G Partnership, Ltd., a Texas limited partnership, Desta Three Partnership, Ltd., a Texas limited partnership, and Desta Six Partnership, Ltd., a Texas limited partnership, whose mailing address for notice hereunder is 6 Desta Drive, Suite 6500, Midland, Texas 79705, to Randall S. Osborne, Trustee, whose address is c/o Powell & Coleman, 8080 N. Central Expressway, Suite 1380, Dallas, Texas  75206, for the benefit of the hereinafter described Beneficiary.

W I T N E S S E T H:

DEFINITIONS

Definitions. As used herein, the following terms have the following meanings:

Beneficiary:  Behringer Harvard Operating Partnership I LP, a Texas limited partnership  whose address for notice hereunder is 15601 Dallas Parkway, Suite 600, Addison, Texas 75001-6026, and the subsequent holder or holders, from time to time, of the Note.

Charges:  All fees, charges and/or other things of value, if any, contracted for, charged, received, taken or reserved by Beneficiary in connection with the transactions relating to the Note and the other Loan Documents, which are treated as interest under applicable law.

Constituent Party:  Any signatory to this Deed of Trust that signs on Grantor’s behalf that is a corporation, general partnership, limited partnership, limited liability company, joint venture, trust, or other type of business organization.

Contracts:  All of the right, title, and interest of Grantor, including equitable rights, in, to, and under any and all (i) contracts and agreements for the sale of all or any portion of the Mortgaged Property, whether such contracts or agreements are now or at any time hereafter existing, including any and all earnest money or other deposits escrowed or to be escrowed or letters of credit provided or to be provided by the purchasers under the contracts, including all amendments and supplements to and renewals and extensions of the contracts at any time made, and together with all payments, earnings, income, and profits arising from the sale of all or any portion of the Mortgaged Property or from the contracts and all other sums due or to become due under and pursuant thereto; (ii) contracts, licenses, permits, and rights relating to living unit equivalents or other entitlements for water, wastewater, and other utility services whether executed, granted, or issued by a private person or entity or a Governmental Authority or quasi-governmental agency, which are directly or indirectly related to, or connected with, the development, ownership, maintenance or operation of the Mortgaged Property, now or at any time thereafter existing; (iii) arrangements relating to the financing or purchase of all or any portion of the Mortgaged Property by future purchasers; and (iv) all other contracts which in any way relate to the use, enjoyment, occupancy, operation, maintenance, repair, management or ownership of the Mortgaged Property, including maintenance and service contracts and management agreements.

Debtor Relief Laws:  Title 11 of the United States Code and any other applicable law, domestic or foreign, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or composition, extension or adjustment of debts, or similar laws affecting the rights of creditors.

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Default Rate:  The rate of interest specified in the Note as the “Default Rate.”

Disposition:  Any sale, lease, exchange, assignment, conveyance, transfer, trade, or other disposition of all or any portion of the Mortgaged Property (or any interest therein) or all or any part of the legal and beneficial ownership interest in Grantor, except as may be expressly permitted by this Deed of Trust or the other Loan Documents.

Environmental Law:  Any federal, state, or local law, statute, ordinance, or regulation, whether now or hereafter in effect, pertaining to health, industrial hygiene, or the environmental conditions on, under, or about the Land, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”), 42 U.S.C. § 9601 et seq.; Resource, Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq. as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), Pub. L. 99-499, 100 Stat. 1613; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; Emergency Planning and Community Right to Know Act of 1986, 42 U.S.C. § 1101 et seq.; Clean Water Act (“CWA”), 33 U.S.C. § 1251 et seq.; Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act (“FWPCA”), 33 U.S.C. § 1251 et seq.; and any corresponding state laws or ordinances including the Texas Water Code (“TWC”) § 26.001 et seq.; Texas Health & Safety Code (“THSC”) § 361.001 et seq.; Texas Solid Waste Disposal Act, Tex. Rev. Civ. Stat. Ann. art. 4477-7; and regulations, rules, guidelines, or standards promulgated pursuant to such laws, statutes and regulations.

ERISA:  The Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq.

Event of Default:  Any happening or occurrence described in Article VI hereof.

Governmental Authority:  The United States, each state, each county, each city, and each other political subdivision in which all or any portion of the Mortgaged Property is located, and each other political subdivision, agency, or instrumentality exercising jurisdiction over Beneficiary, Grantor or any Mortgaged Property.

Grantor:  The party or parties, whether one or more, who execute this Deed of Trust and who are identified as such in the initial paragraph of this Deed of Trust, as well as the successors, assigns, heirs and legal representatives of such party or parties.

Hazardous Substance:  Any substance, product, waste, or other material which is or becomes listed, regulated, or addressed as being a toxic, hazardous, polluting, or similarly harmful substance under any Environmental Law, including:  (i) any substance included within the definition of (A) “hazardous waste” pursuant to Section 1004 of RCRA, (B) “hazardous substance” pursuant to Section 101 of CERCLA, (C) “regulated substance” pursuant to Section 26.342(11) of TWC, (D) “hazardous substance” pursuant to Section 361.003(11) of THSC, (E) “waste” pursuant to Section 30.003(b) of TWC , or (F) “pollutant” pursuant to Section 26.001(13) of TWC; (ii) asbestos or asbestos-containing materials in any form that is or could become friable; (iii) polychlorinated biphenyls; (iv) petroleum products; (v) underground or above-ground storage tanks, whether empty, filled or partially filled with any substance; (vi) any radioactive materials, urea formaldehyde foam insulation or radon; and (vii) any other chemical, material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” or “pollutant” within the meaning of any Environmental Law.

Impositions:  (i) All real estate and personal property taxes, charges, assessments, standby fees, excises, and levies and any interest, costs, or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied, or imposed upon the Mortgaged Property or the ownership, use, occupancy, or enjoyment thereof, or any portion thereof, or the sidewalks, streets, or alleyways adjacent thereto; (ii) any charges, fees, license payments, or other sums payable for or under

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any easement, license, or agreement maintained for the benefit of the Mortgaged Property; (iii) water, gas, sewer, electricity, and other utility charges and fees relating to the Mortgaged Property; and (iv) assessments and charges arising under any subdivision, condominium, planned unit development, or other declarations, restrictions, regimes, or agreements affecting the Mortgaged Property.

Indebtedness:  (i) The principal of, interest on, or other sums evidenced by the Notes or the Loan Documents; (ii) any other amounts, payments, or premiums payable under the Loan Documents; (iii) such additional or future sums (whether or not obligatory), with interest thereon, as may hereafter be borrowed or advanced from Beneficiary by or to the then record owner of the Mortgaged Property, when evidenced by a promissory note which, by its terms, is secured hereby (it being contemplated by Grantor and Beneficiary that such future indebtedness may be incurred); (iv) any and all other indebtedness, obligations, and liabilities of any kind or character of Grantor to Beneficiary, now or hereafter existing, absolute or contingent, due or not due, arising by operation of law or otherwise, or direct or indirect, primary or secondary, joint, several, joint and several, fixed or contingent, secured or unsecured by additional or different security or securities, voluntarily or involuntarily incurred, known or unknown, or originally payable to Beneficiary or to a third party and subsequently acquired by Beneficiary.

Land:  All that certain real property or interest therein more particularly described in Exhibit “A”, which is attached hereto and incorporated herein by this reference, together with all right, title, interest, and privileges of Grantor in and to (i) all streets, ways, roads, alleys, easements, rights-of-way, licenses, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining to such real property or the improvements thereon; (ii) any strips or gores of real property between such real property and abutting or adjacent properties; (iii) all water and water rights, timber and crops pertaining to such real estate; and (iv) all appurtenances and all reversions and remainders in or to such real property.

Legal Requirements:  (i) Any and all present and future judicial decisions, statutes (including Architectural Barrier Laws and Environmental Laws), rulings, rules, regulations, permits, certificates, or ordinances of any Governmental Authority in any way applicable to Grantor, any Constituent Party or the Mortgaged Property, including the ownership, use, occupancy, possession, operation, maintenance, alteration, repair, or reconstruction thereof, (ii) any and all covenants, conditions, and restrictions contained in any deeds, other forms of conveyance, or in any other instruments of any nature that relate in any way or are applicable to the Mortgaged Property or the ownership, use, or occupancy thereof, (iii) Grantor’s presently or subsequently effective bylaws and articles of incorporation, operating agreement and articles of organization or partnership, limited partnership, joint venture, trust, or other form of business association agreement, (iv) any and all Contracts, and (v) any and all leases other than those described in (iv) above and other contracts (written or oral) other than those described in (vi) above of any nature that relate in any way to the Mortgaged Property and to which Grantor may be bound, including any lease or other contract pursuant to which Grantor is granted a possessory interest in and to the Land.

Loan Documents:  The Note and  this Deed of Trust and all other instruments, documents or other writings now or hereafter evidencing, governing, securing, guaranteeing or otherwise relating to or executed pursuant to or in connection with any of the Indebtedness or any Loan Document, whether executed and delivered prior to, concurrently with or subsequent to this Deed of Trust, as such documents may have been or may hereafter be amended from time to time.

Maximum Lawful Rate:  The maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Beneficiary in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Beneficiary to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges (as herein defined) made in connection with the transaction evidenced by the Note and the other Loan Documents. To the extent that Beneficiary is relying on Chapter 303 of the Texas Finance Code to

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determine the Maximum Lawful Rate payable on the Note and/or any other portion of the Indebtedness, Beneficiary will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303. To the extent United States federal law permits Beneficiary to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Beneficiary will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Beneficiary may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Grantor as provided by applicable law.

Minerals:  All substances in, on, under, or above the Land which are now, or may become in the future, intrinsically valuable (that is, valuable in themselves) and which now or in the future may be enjoyed through extraction or removal from the Land, including without limitation, oil, gas, and all other hydrocarbons, coal, lignite, carbon dioxide and all other nonhydrocarbon gases, uranium and all other radioactive substances, and gold, silver, copper, iron and all other metallic substances or ores.

Mortgaged Property:  The Land, Minerals, Contracts, and any interest of Grantor now owned or hereafter acquired in and to the Land, Minerals, Contracts, together with any and all other security and collateral of any nature whatsoever, now or hereafter given for the repayment of the Indebtedness or the performance and discharge of the Obligations. The term “Mortgaged Property” is expressly defined as meaning all or, where the context permits or requires, any portion of the foregoing items in this definition and all or, where the context permits or requires, any interest therein.

Note (individually and/or collectively, as the context may require):  That certain Promissory Note of even date herewith, incorporated herein by this reference, executed by W&G Partnership, Ltd. and payable to the order of Beneficiary in the stated principal amount of $3,000,000.00, and any and all renewals, modifications, amendments, rearrangements, consolidations, reinstatements, enlargements, increases or extensions of such promissory note or notes given in renewal, substitution or replacement therefor. The Note shall mature on June __, 2013 unless renewed or extended in accordance with the express terms of the Loan Documents or unless the maturity shall be accelerated for any reason.

Obligations:  Any and all of the covenants, conditions, warranties, representations, and other obligations (other than to repay the Indebtedness) made or undertaken by Grantor or any other person or party to the Loan Documents to Beneficiary, Trustee, or others as set forth in the Loan Documents, and in any deed, lease, sublease, or other form of conveyance, or any other agreement pursuant to which Grantor is granted a possessory interest in the Land.

Permitted Exceptions:  All matters shown on Schedule B of the Mortgagee Policy of Title Insurance issued in Beneficiary’s name insuring the lien of this Deed of Trust

Release:  The terms “release,” “removal,” “environment,” and “disposal” shall have the meanings given such terms in CERCLA, and the term “disposal” shall also have the meaning given it in RCRA; provided that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, and provided further that to the extent the laws of the State of Texas establish a meaning for “release,” “removal,” “environment,” or “disposal,” which is broader than that specified in either CERCLA and RCRA, such broader meaning shall apply.

Remedial Work:  Any investigation, site monitoring, containment, cleanup, removal, restoration, or other work of any kind or nature reasonably necessary in the sole opinion of Beneficiary under any applicable Environmental Law or desirable in connection with the current or future presence, suspected presence, release, or suspected release of a Hazardous Substance in or into the air, soil, ground water, surface water, or soil vapor at, on, about, under, or within the Mortgaged Property, or any part thereof. The parties contemplate that any Remedial Work will result in decontamination of the Mortgaged

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Property to permit any future use of the Property, including as residential property, and shall not comprise any restrictions or conditions in connection with future development of the Mortgaged Property.

Subordinate Mortgage:  Any mortgage, deed of trust, pledge, lien (statutory, constitutional, or contractual), security interest, encumbrance or charge, or conditional sale or other title retention agreement, covering all or any portion of the Mortgaged Property, the lien of which is subordinate and inferior to the lien of this Deed of Trust.

Tax Code:  The U.S. Internal Revenue Code of 1986, as amended, any and all U.S. Department of Treasury Regulations issued pursuant thereto in temporary or final form, and any and all federal, state, county, municipal and city rules and rulings, notices, requirements, statutes, regulations or laws governing or relating to taxes and/or taxation, and any and all successor statutes thereof.

Trustee:  The individual described as Trustee in the initial paragraph of this Deed of Trust.

Additional Definitions and General Usage. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided for in this Deed of Trust, the following shall govern:

“Hereof,” “hereby,” “hereto,” “hereunder,” “herewith,” and similar terms mean of, by, to, under and with respect to, this Deed of Trust or to the other documents or matters being referenced.

“Heretofore” means before, “hereafter” means after, and “herewith” means concurrently with, the date of this Deed of Trust.

“Including” means including, without limitation.

“Person” includes a natural person, corporation, limited liability company, partnership, trust, unincorporated association, government, Governmental Authority and any other entity.

The phrase “attorneys fees” and “legal fees” include any and all counsel, attorney, paralegal and law clerk fees and disbursements, including at the pre-trial, trial and appellate levels incurred or paid by Beneficiary or Trustee in protecting Beneficiary’s interest in the Mortgaged Property or enforcing its rights hereunder, whether with respect to retained firms, the reimbursement for the expenses of in-house staff or otherwise.

All pronouns, whether in masculine, feminine or neuter form, shall be deemed to refer to the object of such pronoun whether same is masculine, feminine or neuter in gender, as the context may suggest or require.

All terms used herein, whether or not defined in Section 1.1 hereof, and whether used in singular or plural form, shall be deemed to refer to the object of such term whether such is singular or plural in nature, as the context may suggest or require.

References to “Legal Requirements,” “Environmental Laws,” “Debtor Release Laws,” “applicable law,” any other specifically named law and any other similar terms also refer to such laws and items as now or hereafter amended or modified.

GRANT

Grant. To secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations, Grantor has GRANTED, BARGAINED, SOLD and CONVEYED, and

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by these presents does GRANT, BARGAIN, SELL and CONVEY, unto Trustee, in trust, the Mortgaged Property, subject, however, to the Permitted Exceptions, TO HAVE AND TO HOLD the Mortgaged Property unto Trustee, forever, and Grantor does hereby bind itself, its successors, and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Trustee against every person whomsoever lawfully claiming or to claim the same or any part thereof. If Grantor shall pay (or cause to be paid) the Indebtedness as and when the same shall become due and payable and shall fully perform and discharge (or cause to be fully performed and discharged) the Obligations on or before the date the same are to be performed and discharged, then the liens, security interests, estates, and rights granted by the Loan Documents shall terminate, in accordance with the provisions hereof, otherwise the same shall remain in full force and effect. A certificate or other written statement executed on behalf of Trustee or Beneficiary confirming that the Indebtedness has not been fully paid or the Obligations have not been fully performed or discharged shall be sufficient evidence thereof for the purpose of reliance by third parties on such fact.

Future Indebtedness. It is specifically contemplated by Grantor and Beneficiary that the Indebtedness secured hereby may be increased and rearranged by subsequent amendments, restatements, supplements and other modifications and additions to the Loan Documents and that additional promissory notes and loan agreements may be issued and entered into in connection therewith. Grantor and each person who, at any time, may claim an interest in or lien or encumbrance against all or any portion of the Mortgaged Property agree that all Indebtedness shall be secured by this Deed of Trust with the same priority as if all had been advanced, had arisen or had become owing or performable on the date of this Deed of Trust. This Deed of Trust shall remain in full force and effect as to all future Indebtedness and to all subsequent advances or subsequently arising portions of the Indebtedness without loss of priority until (a) the Indebtedness is fully and finally paid, performed and satisfied, and (b) all agreements and obligations, if any, of Beneficiary for further advances or for the extension of additional credit have been terminated (including, without limitation, any loans made by Beneficiary to Grantor even if advances or loans thereunder shall be optional or non-obligatory), and (c) this Deed of Trust has been released of record by Beneficiary.

WARRANTIES AND REPRESENTATIONS

Grantor hereby unconditionally warrants and represents to Beneficiary, as of the date hereof and at all times during the term of this Deed of Trust, as follows:

Organization and Power. Grantor and each Constituent Party that is not a natural person (a) is duly incorporated or duly organized with a legal status separate from its affiliates, validly existing and in good standing under the laws of the state of its formation or existence, and has complied with all conditions prerequisite to its doing business in the state in which the Land is located, and (b) has all requisite power and all governmental certificates of authority, licenses, permits, qualifications, and documentation to own, lease, and operate its properties and to carry on its business as now being, and as proposed to be, conducted.

Validity of Loan Documents. The execution, delivery, and performance by Grantor, and by each Constituent Party on behalf of Grantor, of and under the Loan Documents (a) are within Grantor’s and each Constituent Party’s powers and have been duly authorized by Grantor’s and each Constituent Party’s board of directors, shareholders, partners, members, managers, venturers, trustees, or other necessary parties, as the case may be, and all other requisite action for such authorization has been taken, (b) have

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received any and all requisite prior approvals of Governmental Authorities in order to be legally binding and enforceable in accordance with the terms thereof, and (c) will not violate, be in conflict with, result in a breach of, or constitute (with due notice or lapse of time, or both) a default under or violation of any Legal Requirement or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of Grantor’s property or assets, except as contemplated by the provisions of the Loan Documents. The Loan Documents constitute the legal, valid, and binding obligations of Grantor enforceable in accordance with their respective terms.

Title and Lien. Grantor has good and indefeasible title to the Land, except the Permitted Exceptions. This Deed of Trust constitutes a valid, subsisting first lien on the Land; a valid, subsisting first priority security interest in and to the Contracts; all in accordance with the terms hereof, and all subject to the Permitted Exceptions.

Business Purposes. The loan evidenced by the Note is solely for the purpose of carrying on or acquiring a business of Grantor, and is not for personal, family, household, or agricultural purposes. The Mortgaged Property forms no part of any property owned, used or claimed by Grantor as a residence or business homestead and is not exempt from forced sale under the laws of the State in which the Mortgaged Property is located. Grantor hereby disclaims and renounces each and every claim to all or any portion of the Mortgaged Property as a homestead.

Taxes. Grantor and each Constituent Party have filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by them (including, those required under the Tax Code) and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Neither Grantor nor any Constituent Party knows of any basis for any additional assessment in respect of any such taxes and related liabilities. Grantor and each Constituent Party believe that their respective tax returns properly reflect the income and taxes of Grantor and each Constituent Party for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

Mailing Address. Grantor’s mailing address, as set forth in the opening paragraph hereof or as changed pursuant to the provisions hereof, is true and correct.

Relationship of Grantor and Beneficiary. Notwithstanding any prior business or personal relationship between Grantor and Beneficiary, or any officer, director or employee of Beneficiary, the relationship between Grantor and Beneficiary is solely that of debtor and creditor, Beneficiary has no fiduciary or other special relationship with Grantor, Grantor and Beneficiary are not partners or joint venturers, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Grantor and Beneficiary to be other than that of debtor and creditor.

No Reliance on Beneficiary. Grantor is experienced in the ownership and operation of properties similar to the Mortgaged Property, and Grantor and Beneficiary have and are relying solely upon Grantor’s expertise and business plan in connection with the ownership and operation of the Mortgaged Property. Grantor is not relying on Beneficiary’s expertise or business acumen in connection with the Mortgaged Property.

Environmental and Hazardous Substances. The following representations and warranties of Grantor are made without regard to whether Beneficiary has, or hereafter obtains, any knowledge or report of the

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environmental condition of the Mortgaged Property. To the best knowledge, information and belief of Grantor:

The Mortgaged Property and the operations conducted thereon do not violate any applicable law, statute, ordinance, rule, regulation, order, or determination of any Governmental Authority or any restrictive covenant or deed restriction (recorded or otherwise), including without limitation all applicable zoning ordinances and building codes, flood disaster laws and Environmental Laws.

Without limitation of subsection (a) immediately preceding, the Mortgaged Property and operations conducted thereon by the current owner or operator of such Mortgaged Property, are not in violation of or subject to any existing, pending, or threatened action, suit, investigation, inquiry, or proceeding by any governmental or nongovernmental entity or person or to any remedial obligations under any Environmental Law.

All notices, permits, licenses, or similar authorizations, if any, required to be obtained or filed in connection with the ownership, operation, or use of the Mortgaged Property, including, the past or present generation, treatment, storage, disposal, or release of a Hazardous Substance into the environment, have been duly obtained or filed.

The Mortgaged Property does not contain any Hazardous Substance.

Grantor has taken all steps necessary to determine and has determined that no Hazardous Substances have been generated, treated, placed, held, located, or otherwise released on, under, from, or about the Mortgaged Property.

Grantor has not undertaken, permitted, authorized, or suffered and will not undertake, permit, authorize, or suffer the presence, use, manufacture, handling, generation, transportation, storage, treatment, discharge, release, burial, or disposal on, in, under, from or about the Mortgaged Property of any Hazardous Substance or the transportation to or from the Mortgaged Property of any Hazardous Substance.

There is no pending or threatened litigation, proceedings, or investigations before or by any administrative agency in which any person or entity alleges or is investigating any alleged presence, release, threat of release, placement on, in, under, from or about the Mortgaged Property, or the manufacture, handling, generation, transportation, storage, treatment, discharge, burial, or disposal on, under, from or about the Mortgaged Property, or the transportation to or from the Mortgaged Property, of any Hazardous Substance.

Grantor has not received any notice, and has no actual or constructive knowledge, that any Governmental Authority or any employee or agent thereof has determined, or threatens to determine, or is investigating any allegation that there is a presence, release, threat of release, placement on, in, under, from or about the Mortgaged Property, or the use, manufacture, handling, generation, transportation, storage, treatment, discharge, burial, or disposal on, in, under, from or about the Mortgaged Property, or the transportation to or from the Mortgaged Property, of any Hazardous Substance.

There have been no communications or agreements with any Governmental Authority or any private entity, including, but not limited to, any prior owners or operators of the Mortgaged Property, relating in any way to the presence, release, threat of release, placement on, under or about the Mortgaged Property, or the use, manufacture, handling, generation, transportation, storage, treatment, discharge, burial, or

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disposal on, in, under or about the Mortgaged Property, or the transportation to or from the Mortgaged Property, of any Hazardous Substance.

Neither Grantor nor, to the best knowledge, information and belief of Grantor, any other person, including, but not limited to, any predecessor owner, tenant, licensee, occupant, user, or operator of all or any portion of the Mortgaged Property, has ever caused, permitted, authorized or suffered, and Grantor will not cause, permit, authorize, or suffer, any Hazardous Substance to be placed, held, located, or disposed of, on, in, under or about any other real property, all or any portion of which is legally or beneficially owned (or any interest or estate therein which is owned) by Grantor in any jurisdiction now or hereafter having in effect a so-called “superlien” law or ordinance or any part thereof, the effect of which law or ordinance would be to create a lien on the Mortgaged Property to secure any obligation in connection with the “superlien” law of such other jurisdiction.

Grantor has been issued all required federal, state, and local licenses, certificates, or permits relating to, and Grantor and its facilities, business assets, property, leaseholds, and equipment are in compliance in all respects with all applicable federal, state, and local laws, rules, and regulations relating to, air emissions, water discharge, noise emissions, solid or liquid waste disposal, hazardous waste or materials, or other environmental, health, or safety matters.

No Litigation. Except as disclosed in writing to Beneficiary, there are no (i) judicial, administrative, mediation or arbitration actions, suits, or proceedings, at law or in equity, before any Governmental Authority or arbitrator pending or threatened against or affecting Grantor or any Constituent Party or involving the Mortgaged Property, (ii) outstanding or unpaid judgments against Grantor, any Constituent Party, or the Mortgaged Property, or (iii) defaults by Grantor with respect to any order, writ, injunction, decree, or demand of any Governmental Authority or arbitrator.

ERISA. Grantor is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA and the assets of Grantor do not constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101 (1998).

No Bankruptcy. No bankruptcy or insolvency proceedings are pending or contemplated by Grantor or, to the best knowledge, information and belief of Grantor, against Grantor or by or against any endorser, cosigner or guarantor of the Note.

Compliance with Legal Requirements. To the best knowledge, information and belief of Grantor, the Land and the intended use thereof by Grantor comply with all Legal Requirements, including, all applicable restrictive covenants, zoning ordinances, subdivision and building codes, flood disaster laws, applicable health and environmental laws and regulations and all other ordinances, orders or requirements issued by any state, federal or municipal authorities having or claiming jurisdiction over the Mortgaged Property.

Separate Tax Parcel; Legal Lot. The Land, are taxed separately without regard to any other real property and the Land constitutes a legally subdivided lot under all applicable Legal Requirements (or, if not subdivided, no subdivision or platting of the Land is required under applicable Legal Requirements), and for all purposes may be mortgaged, conveyed or otherwise dealt with as an independent parcel.

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AFFIRMATIVE COVENANTS

Grantor hereby unconditionally covenants and agrees with Beneficiary, until the entire Indebtedness shall have been paid in full and all of the Obligations shall have been fully performed and discharged as follows:

Payment and Performance. Grantor will pay the Indebtedness as and when specified in the Loan Documents, and will perform and discharge all of the Obligations, in full and on or before the dates the same are to be performed.

Existence. Grantor will and will cause each Constituent Party to preserve and keep in full force and effect its existence (separate and apart from its affiliates), good standing, rights, franchises, trade names, trademarks and other associated goodwill whether existing at common law or as a federal or state registration.

Compliance with Legal Requirements. Grantor will promptly and faithfully comply with, conform to, and obey all Legal Requirements, whether the same shall necessitate structural changes in, improvements to, or interfere with the use or enjoyment of, the Mortgaged Property.

First Lien Status. Grantor will protect and preserve the first lien and security interest status of this Deed of Trust and the other Loan Documents and will not permit to be created or to exist in respect of the Mortgaged Property or any part thereof any lien or security interest on a parity with, superior to, or inferior to any of the liens or security interests hereof, except for the Permitted Exceptions.

Payment of Impositions. Subject to the applicable sections of this Deed of Trust, Grantor will duly pay and discharge, or cause to be paid and discharged, the Impositions not later than the earlier to occur of (i) the due date thereof, (ii) the date any fine, penalty, interest, or cost may be added thereto or imposed, or (iii) the date prior to any date any lien may be filed for the nonpayment thereof (if such date is used to determine the due date of the respective item), and Grantor shall deliver to Beneficiary a written receipt evidencing the payment of the respective Imposition.

Insurance. Grantor will, at Grantor’s own expense, obtain and maintain and keep in full force and effect insurance upon and relating to the Mortgaged Property in such amounts and covering such risks as shall be requested by and satisfactory to Beneficiary, from time to time.

Payment for Labor and Materials. Subject to the applicable provisions of this Deed of Trust, Grantor will promptly pay all bills for labor, materials, and specifically fabricated materials incurred in connection with the Mortgaged Property and never permit to exist in respect of the Mortgaged Property or any part thereof any lien or security interest, even though inferior to the liens and security interests hereof, for any such bill, and in any event never permit to be created or exist in respect of the Mortgaged Property or any part thereof any other or additional lien or security interest on a parity with, superior, or inferior to any of the liens or security interests hereof, except for the Permitted Exceptions.

Further Assurances and Corrections. From time to time, at the request of Beneficiary, Grantor will (i) promptly correct any defect, error, or omission which may be discovered in the contents of this Deed of Trust or in any other Loan Document or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver, record and/or file such further instruments (including, further deeds of trust,

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security agreements, financing statements, continuation statements and assignments of rents) and perform such further acts and provide such further assurances as may be necessary, desirable, or proper, in Beneficiary’s opinion, to carry out more effectively the purposes of this Deed of Trust and the Loan Documents and to subject to the absolute assignments, liens and security interests hereof and thereof any property intended by the terms hereof or thereof to be covered hereby or thereby, including without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Mortgaged Property; (iii) execute, acknowledge, deliver, procure, file, and/or record any document or instrument (including without limitation, any financing statement) deemed advisable by Beneficiary in Beneficiary’s sole discretion to protect the liens and the security interests herein granted against the rights or interests of third persons; and (iv) pay all costs connected with any of the foregoing.

Statement of Unpaid Balance. At any time and from time to time, Grantor will furnish promptly, upon the request of Beneficiary, a written statement or affidavit, in form satisfactory to Beneficiary, stating the unpaid balance of the Indebtedness and that there are no offsets or defenses against full payment of the Indebtedness and the terms hereof, or if there are any such offsets or defenses, specifying them.

Expenses. Grantor will pay on demand all reasonable and bona fide out-of-pocket costs, fees, and expenses and other expenditures, including, but not limited to, reasonable attorneys’ fees and expenses, paid or incurred by Beneficiary or Trustee to third parties incident to this Deed of Trust or any other Loan Document (including without limitation, reasonable attorneys’ fees and expenses in connection with the negotiation, preparation, and execution hereof and of any other Loan Document and any amendment hereto or thereto, any release hereof, any consent, approval or waiver hereunder or under any other Loan Document, the making of any advance under the Note, and any suit to which Beneficiary or Trustee is a party involving this Deed of Trust or the Mortgaged Property) or incident to the enforcement of the Indebtedness or the Obligations or the exercise of any right or remedy of Beneficiary under any Loan Document.

Address. Grantor shall give written notice to Beneficiary and Trustee of any change of address of Grantor at least five (5) business days prior to the effective date of such change of address. Absent such official written notice of a change in address for Grantor, Beneficiary and Trustee shall be entitled for all purposes under the Loan Documents to rely upon Grantor’s address as set forth in the initial paragraph of this Deed of Trust, as same may have been theretofore changed in accordance with the provisions hereof.

ERISA. If and to the extent that Grantor is obligated under any plan governed by or subject to ERISA, Grantor shall fully discharge and satisfy all of its obligations and funding requirements under such plan, ERISA and the Tax Code. Furthermore, Grantor shall comply in all material respects with any and all applicable provisions of ERISA and the Tax Code and will not incur or permit to exist any unfunded liabilities to the Pension Benefit Guaranty Corporation (“PBGC”) or to such plan under ERISA or the Tax Code. As soon as possible but in any event not later than 30 days after Grantor knows that any event which would constitute a reportable event under § 4043(b) of Title IV of ERISA with respect to any “employee plan” subject to ERISA has occurred, or that the PBGC has instituted or will institute proceedings under ERISA to terminate that plan, Grantor will deliver to Beneficiary a certificate of a responsible officer of Grantor setting forth details as to such reportable event and the action which Grantor or an affiliate of Grantor (as defined under ERISA), as the case may be, proposes to take with respect to same, together with a copy of any notice of such reportable event that may be required to be filed with the PBGC, or any notice delivered by the PBGC evidencing its intent to institute those proceedings or any notice to the PBGC that the plan is to be terminated, as the case may be. For all purposes of this Section 4.12, Grantor is deemed to have all knowledge of all facts attributable to the plan administrator under ERISA.

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Delivery of Contracts. Grantor will deliver to Beneficiary a true, correct and complete copy of each Contract promptly after the execution of same by all parties thereto. Within twenty (20) days after a request by Beneficiary, Grantor shall prepare and deliver to Beneficiary a complete listing of all Contracts, showing date, term, parties, subject matter, concessions, whether any defaults exist, and other information specified by Beneficiary, of or with respect to each of such Contracts, together with a true, correct and complete copy thereof (if so requested by Beneficiary).

Environmental and Hazardous Substances. Grantor will:

not use, generate, manufacture, produce, store, release, discharge, treat, or dispose of on, in, under, from or about the Mortgaged Property or transport to or from the Mortgaged Property any Hazardous Substance or allow any other person or entity to do so;

keep and maintain the Mortgaged Property in compliance with, and shall not cause or permit the Mortgaged Property to be in violation of, any Environmental Law;

establish and maintain, at Grantor’s sole expense, a system to assure and monitor continued compliance with Environmental Laws and the exclusion of Hazardous Substances from the Mortgaged Property, by any and all owners or operators of the Mortgaged Property, which system shall include annual reviews of such compliance by employees or agents of Grantor who are familiar with the requirements of the Environmental Laws and, at the request of Beneficiary no more than once each year, a detailed review of such compliance of the environmental condition of the Mortgaged Property (the “Environmental Report”) in scope satisfactory to Beneficiary by an environmental consulting firm approved in advance by Beneficiary; provided, however, that if any Environmental Report indicates any violation of any Environmental Law or a need for Remedial Work, such system shall include at the request of Beneficiary a detailed review of the status of such violation (a “Supplemental Report”) by such environmental consultant. Grantor shall furnish an Environmental Report or such Supplemental Report to Beneficiary within sixty (60) days after Beneficiary so requests, together with such additional information as Beneficiary may reasonably request;

give prompt written notices to Beneficiary of:  (i) any proceeding or inquiry by any governmental or nongovernmental entity or person with respect to the presence of any Hazardous Substance on, in, under, from or about the Mortgaged Property, the migration thereof from or to other property, the disposal, storage, or treatment of any Hazardous Substance generated or used on, under or about the Mortgaged Property, (ii) all claims made or threatened by any third party against Grantor or the Mortgaged Property or any other owner or operator of the Mortgaged Property relating to any loss or injury resulting from any Hazardous Substance, and (iii) Grantor’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that could cause the Mortgaged Property or any part thereof to be subject to any investigation or cleanup of the Mortgaged Property pursuant to any Environmental Law;

permit Beneficiary to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Mortgaged Property in connection with any Environmental Law or Hazardous Substance, and Grantor shall pay all attorneys’ fees incurred by Beneficiary in connection therewith;

if any Remedial Work is reasonably necessary or desirable in the opinion of Beneficiary, Grantor shall commence and thereafter diligently prosecute to completion all such Remedial Work within thirty (30) days after written demand by Beneficiary for performance thereof (or such shorter period of time as may be required under any Legal Requirement). All Remedial Work shall be performed by contractors

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approved in advance by Beneficiary, and under the supervision of a consulting engineer approved by Beneficiary. All costs and expenses of such Remedial Work shall be paid by Grantor including, Beneficiary’s reasonable attorneys’ fees and costs incurred in connection with monitoring or review of such Remedial Work. If Grantor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Beneficiary may, but shall not be required to, cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith, shall become part of the Indebtedness. THE COVENANT CONTAINED IN THIS SECTION SHALL SURVIVE THE RELEASE OF THE LIEN OF THIS DEED OF TRUST, OR THE EXTINGUISHMENT OF THE LIEN BY FORECLOSURE OR ACTION IN LIEU THEREOF.

NEGATIVE COVENANTS

Grantor hereby unconditionally covenants and agrees with Beneficiary until the entire Indebtedness shall have been paid in full and all of the Obligations shall have been fully performed and discharged as follows:

Use Violations. Grantor will not use, maintain, operate, or occupy, or allow the use, maintenance, operation, or occupancy of, the Mortgaged Property in any manner which (i) violates any Legal Requirement, (ii) may be dangerous, unless safeguarded as required by law and/or appropriate insurance, (iii) constitutes a public or private nuisance, or (iv) makes void, voidable, or cancellable, or increases the premium of, any insurance then in force with respect thereto.

Change in Zoning. Grantor will not (i) seek or acquiesce in a zoning reclassification, zoning variance or special exception to zoning of all or any portion of the Mortgaged Property, (ii) grant or consent to any easement, dedication, plat, or restriction (or allow any easement to become enforceable by prescription), (iii) seek or acquiesce to any imposition of any addition of a Legal Requirement or any amendment or modification thereof, covering all or any portion of the Mortgaged Property, without Beneficiary’s prior written consent.

No Drilling. Grantor will not, without the prior written consent of Beneficiary, permit any drilling or exploration for or extraction, removal, or production of, any Minerals from the surface or subsurface of the Land regardless of the depth thereof or the method of mining or extraction thereof.

No Disposition. Grantor will not make a Disposition without obtaining Beneficiary’s prior written consent to the Disposition. Notwithstanding the above, nothing in this Deed of Trust shall prevent the transfer of a legal and beneficial ownership interest in the Grantor, so long as Grantor is directly or indirectly controlled by Clayton W. Williams, Modesta S. Williams or a child of Clayton W. Williams, Jr.

No Subordinate Mortgages. Grantor will not create, place, or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain any Subordinate Mortgage regardless of whether such Subordinate Mortgage is expressly subordinate to the liens or security interests of the Loan Documents with respect to the Mortgaged Property, other than the Permitted Exceptions.

Additional Obligations. Grantor shall not guarantee, endorse or otherwise become contingently liable in connection with any obligations of any other person or entity, and shall not create or incur any additional

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liability, whether contingent or non-contingent, with respect to either Grantor or the Mortgaged Property, except as specifically allowed or contemplated pursuant to the Loan Documents.

Business Change. Grantor shall not make or permit to occur or exist a material change in the character of its business activities as such existed on the date hereof, without Beneficiary’s prior written consent.

EVENTS OF DEFAULT

The term “Event of Default,” as used herein and in the Loan Documents, shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following:

Payment of Indebtedness. Grantor shall fail, refuse, or neglect to pay, in full, any installment or portion of the Indebtedness as and when the same shall become due and payable, whether at the due date thereof stipulated in the Loan Documents, upon acceleration or otherwise, and such failure continues for a period of ten (10) days after the date the same is due; provided, however, that if such installment or portion of the Indebtedness becomes due and payable as a result of Beneficiary’s accelerating the maturity of the Indebtedness in accordance with the Loan Documents, the ten (10) day period for payment set forth in this Section shall not apply to the accelerated due date.

Performance of Obligations. Grantor shall fail, refuse or neglect or cause the failure, refusal, or neglect to comply with, perform and discharge fully and timely as and when required any of the Obligations other than a failure, breach or default referred to in Sections 6.1, 6.3, 6.5, 6.6, 6.8 and 6.9, (inclusive) and such failure, breach or default shall either not be curable or, if curable, shall remain uncured for a period of thirty (30) days after the earlier to occur of (i) the date Beneficiary (or Trustee) gives written notice thereof to Grantor or (ii) the date upon which Grantor had actual knowledge of the term to be performed; provided, however, that if such failure, breach or default is curable but requires work to be performed, acts to be done or conditions to be remedied which, by their nature, cannot be performed, done or remedied, as the case may be, within such thirty (30) day period, no Event of Default shall be deemed to have occurred if Grantor commences same within such thirty (30) day period and thereafter diligently and continuously prosecutes the same to completion within sixty (60) days after such notice or date of actual knowledge.

False Representation. Any representation, warranty, or statement made by Grantor or others under or pursuant to the Loan Documents or any affidavit or other instrument executed or delivered with respect to the Loan Documents or the Indebtedness is determined by Beneficiary to be false or misleading in any material respect as of the date hereof or when made.

Default Under Other Lien Document. Grantor shall default or commit an event of default under and pursuant to any other mortgage or security agreement which covers or affects any part of the Mortgaged Property.

Insolvency; Bankruptcy. Grantor (i) shall execute an assignment for the benefit of creditors or an admission in writing by Grantor of Grantor’s inability to pay, or Grantor’s failure to pay, debts generally as the debts become due; or (ii) shall allow the levy against the Mortgaged Property or any part thereof, of any execution, attachment, sequestration or other writ which is not vacated within sixty (60) days after the levy; or (iii) shall allow the appointment of a receiver, Trustee or custodian of Grantor or of the Mortgaged Property or any part thereof, which receiver, Trustee or custodian is not discharged within

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sixty days after the appointment; or (iv) files as a debtor a petition, case, proceeding or other action pursuant to, or voluntarily seeks the benefit or benefits of any Debtor Relief Law, or takes any action in furtherance thereof; or (v) files either a petition, complaint, answer or other instrument which seeks to effect a suspension of, or which has the effect of suspending any of the rights or powers of Beneficiary or Trustee granted in the Note, herein or in any Loan Document; or (vi) allows the filing of a petition, case, proceeding or other action against Grantor as a debtor under any Debtor Relief Law or seeks appointment of a receiver, Trustee, custodian or liquidator of Grantor or of the Mortgaged Property, or any part thereof, or of any significant portion of Grantor’s other property; and (a) Grantor admits, acquiesces in or fails to contest diligently the material allegations thereof, or (b) the petition, case, proceeding or other action results in the entry of an order for relief or order granting the relief sought against Grantor, or (c) the petition, case, proceeding or other action is not permanently dismissed or discharged on or before the earlier of trial thereon or thirty (30) days next following the date of filing.

Dissolution; Disability. Grantor or any Constituent Party, shall die, dissolve, terminate or liquidate, or merge with or be consolidated into any other entity, or become permanently disabled.

No Further Encumbrances. Grantor creates, places, or permits to be created or placed, or through any act or failure to act, acquiesces in the placing of, or allows to remain, any Subordinate Mortgage, regardless of whether such Subordinate Mortgage is expressly subordinate to the liens or security interests of the Loan Documents, with respect to the Mortgaged Property, other than the Permitted Exceptions.

Disposition of Mortgaged Property and Beneficial Interest in Grantor. Grantor makes a Disposition, without the prior written consent of Beneficiary. Notwithstanding the foregoing, no Event of Default shall be deemed to have occurred upon the transfer of interests in Grantor, any general partner of Grantor or any managing member of Grantor by devise or descent or by operation of law upon the death of a person.

Condemnation. Any condemnation proceeding is instituted or threatened which would, in Beneficiary’s sole judgment, materially impair the use and enjoyment of the Mortgaged Property for its intended purposes.

Event of Default in Loan Documents. An Event of Default as defined in any of the Loan Documents.

REMEDIES

Beneficiary’s Remedies Upon Default. Upon the occurrence of an Event of Default or any event or circumstance which, with the lapse of time, or the giving of notice, or both, would constitute an Event of Default, Beneficiary may, at Beneficiary’s option, and by or through Trustee, by Beneficiary itself or otherwise, do any one or more of the following:

Right to Perform Grantor’s Covenants. If Grantor has failed to keep or perform any covenant whatsoever contained in this Deed of Trust or the other Loan Documents, Beneficiary may, but shall not be obligated to any person to do so, perform or attempt to perform said covenant, and any payment made or expense incurred in the performance or attempted performance of any such covenant shall be and become a part of the Indebtedness, and Grantor promises, upon demand, to pay to Beneficiary, at the place where the Note is payable, all sums so advanced or paid by Beneficiary, with interest from the date when paid or incurred by Beneficiary at the Default Rate. No such payment by Beneficiary shall constitute a waiver of any

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Event of Default. In addition to the liens and security interests hereof, Beneficiary shall be subrogated to all rights, titles, liens, and security interests securing the payment of any debt, claim, tax, or assessment for the payment of which Beneficiary may make an advance, or which Beneficiary may pay.

Right to Accelerate. Beneficiary may, without notice, demand, presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notice or any other action, all of which are hereby waived by Grantor and all other parties obligated in any manner whatsoever on the Indebtedness, declare the entire unpaid balance of the Indebtedness immediately due and payable, and upon such declaration, the entire unpaid balance of the Indebtedness shall be immediately due and payable. The failure to exercise any remedy available to Beneficiary shall not be deemed to be a waiver of any rights or remedies of Beneficiary under the Loan Documents, at law or in equity.

Foreclosure-Power of Sale. Beneficiary may request Trustee to proceed with foreclosure under the power of sale which is hereby conferred, such foreclosure to be accomplished in accordance with the following provisions:

Public Sale. Trustee is hereby authorized and empowered, and it shall be Trustee’s special duty, upon such request of Beneficiary, to sell the Mortgaged Property, or any part thereof, at public auction to the highest bidder for cash, with or without having taken possession of same. Any such sale (including notice thereof) shall comply with the applicable requirements, at the time of the sale, of Section 51.002 of the Texas Property Code or, if and to the extent such statute is not then in force, with the applicable requirements, at the time of the sale, of the successor statute or statutes, if any, governing sales of Texas real property under powers of sale conferred by deeds of trust. If there is no statute in force at the time of the sale governing sales of Texas real property under powers of sale conferred by deeds of trust, such sale shall comply with applicable law, at the time of the sale, governing sales of Texas real property under powers of sale conferred by deeds of trust.

Right to Require Proof of Financial Ability and/or Cash Bid. At any time during the bidding, the Trustee may require a bidding party (A) to disclose its full name, state and city of residence, occupation, and specific business office location, and the name and address of the principal the bidding party is representing (if applicable), and (B) to demonstrate reasonable evidence of the bidding party’s financial ability (or, if applicable, the financial ability of the principal of such bidding party), as a condition to the bidding party submitting bids at the foreclosure sale. If any such bidding party (the “Questioned Bidder”) declines to comply with the Trustee’s requirement in this regard, or if such Questioned Bidder does respond but the Trustee, in Trustee’s sole and absolute discretion, deems the information or the evidence of the financial ability of the Questioned Bidder (or, if applicable, the principal of such bidding party) to be inadequate, then the Trustee may continue the bidding with reservation; and in such event (1) the Trustee shall be authorized to caution the Questioned Bidder concerning the legal obligations to be incurred in submitting bids, and (2) if the Questioned Bidder is not the highest bidder at the sale, or if having been the highest bidder the Questioned Bidder fails to deliver the cash purchase price payment promptly to the Trustee, all bids by the Questioned Bidder shall be null and void. The Trustee may, in Trustee’s sole and absolute discretion, determine that a credit bid may be in the best interest of Grantor and Beneficiary, and elect to sell the Mortgaged Property for credit or for a combination of cash and credit; provided, however, that the Trustee shall have no obligation to accept any bid except an all cash bid. In the event the Trustee requires a cash bid and cash is not delivered within a reasonable time after conclusion of the bidding process, as specified by the Trustee, but in no event later than 3:45 p.m. local time on the day of sale, then said contingent sale shall be null and void, the bidding process may be recommenced, and any subsequent bids or sale shall be made as if no prior bids were made or accepted.

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Sale Subject to Unmatured Indebtedness. In addition to the rights and powers of sale granted under the preceding provisions of this subsection, if default is made in the payment of any installment of the Indebtedness, Beneficiary may, at Beneficiary’s option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Indebtedness to be due and payable, orally or in writing direct Trustee to enforce this trust and to sell the Mortgaged Property subject to such unmatured Indebtedness and to the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of such unmatured Indebtedness, in the same manner, all as provided in the preceding provisions of this subsection. Sales made without maturing the Indebtedness may be made hereunder whenever there is a default in the payment of any installment of the Indebtedness, without exhausting the power of sale granted hereby, and without affecting in any way the power of sale granted under this subsection, the unmatured balance of the Indebtedness or the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of the Indebtedness.

Partial Foreclosure. Sale of a part of the Mortgaged Property shall not exhaust the power of sale, but sales may be made from time to time until the Indebtedness is paid and the Obligations are performed and discharged in full.

Trustee’s Deeds. After any sale under this subsection, Trustee shall make good and sufficient deeds, assignments, and other conveyances to the purchaser or purchasers thereunder in the name of Grantor, conveying the Mortgaged Property or any part thereof so sold to the purchaser or purchasers with general warranty of title by Grantor. It is agreed that in any deeds, assignments or other conveyances given by Trustee, any and all statements of fact or other recitals therein made as to the identity of Beneficiary, the occurrence or existence of any Event of Default, the notice of intention to accelerate, or acceleration of, the maturity of the Indebtedness, the request to sell, notice of sale, time, place, terms and manner of sale, and receipt, distribution, and application of the money realized therefrom, the due and proper appointment of a substitute Trustee, and any other act or thing having been duly done by or on behalf of Beneficiary or by or on behalf of Trustee, shall be taken by all courts of law and equity as prima facie evidence that such statements or recitals state true, correct, and complete facts and are without further question to be so accepted, and Grantor does hereby ratify and confirm any and all acts that Trustee may lawfully do in the premises by virtue hereof.

Beneficiary’s Judicial Remedies. Beneficiary, or Trustee, upon written request of Beneficiary, may proceed by suit or suits, at law or in equity, to enforce the payment of the Indebtedness and the performance and discharge of the Obligations in accordance with the terms hereof, of the Note, and the other Loan Documents, to foreclose the liens and security interests of this Deed of Trust as against all or any part of the Mortgaged Property, and to have all or any part of the Mortgaged Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other nonjudicial remedies available to Beneficiary with respect to the Loan Documents. Proceeding with a request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available nonjudicial remedy of Beneficiary.

Beneficiary’s Right to Appointment of Receiver. Beneficiary, as a matter of right and without regard to the sufficiency of the security for repayment of the Indebtedness and performance and discharge of the Obligations, without notice to Grantor and without any showing of insolvency, fraud, or mismanagement on the part of Grantor, and without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, shall be entitled to the appointment of a receiver or receivers of the Mortgaged Property or any part thereof, and Grantor hereby irrevocably consents to the appointment of a receiver or receivers. Any receiver appointed pursuant to the provisions of this subsection shall have the usual powers and duties of receivers in such matters.

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Other Rights. Beneficiary may (i) apply the reserve for Impositions and insurance premiums, if any, required by the provisions of this Deed of Trust, toward payment of the Indebtedness, and (ii) exercise any and all other rights and remedies which Beneficiary may have at law or in equity, or by virtue of any Loan Document or under the Code, or otherwise.

Beneficiary as Purchaser. Beneficiary may be the purchaser of the Mortgaged Property or any part thereof, at any sale thereof, whether such sale be under the power of sale herein vested in Trustee or upon any other foreclosure of the liens and security interests hereof, or otherwise, and Beneficiary shall, upon any such purchase, acquire good title to the Mortgaged Property so purchased, free of the liens and security interests hereof, unless the sale was made subject to an unmatured portion of the Indebtedness. Beneficiary, as purchaser, shall be treated in the same manner as any third party purchaser and the proceeds of Beneficiary’s purchase shall be applied in accordance with Section 7.4 of this Deed of Trust.

Other Rights of Beneficiary. Should any part of the Mortgaged Property come into the possession of Beneficiary, whether before or after an Event of Default, Beneficiary may (for itself or by or through other persons, firms, or entities) hold, lease, manage, use, or operate the Mortgaged Property for such time and upon such terms as Beneficiary may deem prudent under the circumstances (making such repairs, alterations, additions, and improvements thereto and taking such other action as Beneficiary may from time to time deem necessary or desirable) for the purpose of preserving the Mortgaged Property or its value, pursuant to the order of a court of appropriate jurisdiction or in accordance with any other rights held by Beneficiary in respect of the Mortgaged Property. Grantor covenants to promptly reimburse and pay to Beneficiary on demand, at the place where the Note is payable, the amount of all reasonable expenses (including without limitation the cost of any insurance, Impositions, or other charges) incurred by Beneficiary in connection with Beneficiary’s custody, preservation, use, or operation of the Mortgaged Property, together with interest thereon from the date incurred by Beneficiary at the Default Rate, and all such expenses, costs, taxes, interest, and other charges shall be and become a part of the Indebtedness. It is agreed, however, that the risk of loss or damage to the Mortgaged Property is on Grantor, and Beneficiary shall have no liability whatsoever for decline in value of the Mortgaged Property, for failure to obtain or maintain insurance, or for failure to determine whether insurance in force is adequate as to amount or as to the risks insured. Possession by Beneficiary shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Mortgaged Property or collateral not in Beneficiary’s possession.

Possession After Foreclosure. If the liens or security interests hereof shall be foreclosed by power of sale granted herein, by judicial action, or otherwise, the purchaser at any such sale shall receive, as an incident to purchaser’s ownership, immediate possession of the property purchased, and if Grantor or Grantor’s successors shall hold possession of said property or any part thereof subsequent to foreclosure, Grantor and Grantor’s successors shall be considered as tenants at sufferance of the purchaser at foreclosure sale (without limitation of other rights or remedies, at a reasonable rental per day, due and payable daily, based upon the value of the portion of the Mortgaged Property so occupied and sold to such purchaser), and anyone occupying such portion of the Mortgaged Property, after demand is made for possession thereof, shall be guilty of forcible detainer and shall be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages by reason thereof are hereby expressly waived.

Abandonment of Sale. At any time before a sale at foreclosure under power of sale is commenced by Trustee in accordance with this Deed of Trust, Trustee may abandon the sale, and Beneficiary may then

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institute suit for the collection of the Indebtedness and for the foreclosure of the liens and security interests hereof and of the Loan Documents. If Beneficiary should institute a suit for the collection of the Indebtedness and for a foreclosure of the liens and security interests, Beneficiary may, at any time before the entry of a final judgment in said suit, dismiss the same and require Trustee to sell the Mortgaged Property or any part thereof in accordance with the provisions of this Deed of Trust.

Payment of Fees. If the Note or any other part of the Indebtedness shall be collected or if any of the Obligations shall be enforced by legal proceedings, whether through a probate or bankruptcy court or otherwise, or shall be placed in the hands of an attorney for collection after maturity, whether matured by the expiration of time or by an option given to Beneficiary to mature same, or if Beneficiary becomes a party to any suit in which this Deed of Trust or the Mortgaged Property or any part thereof is involved, Grantor agrees to pay Beneficiary’s attorneys’ fees and expenses incurred, and such fees shall be and become a part of the Indebtedness and shall bear interest from the date such costs are incurred at the Default Rate.

Miscellaneous.

Discontinuance of Remedies. In case Beneficiary shall have proceeded to invoke any right, remedy, or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Beneficiary shall have the unqualified right to do so and, in such event, Grantor and Beneficiary shall be restored to their former positions with respect to the Indebtedness, the Loan Documents, the Mortgaged Property or otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if same had never been invoked.

Other Remedies. In addition to the remedies set forth in this Article, upon the occurrence of an Event of Default, Beneficiary and Trustee shall, in addition, have all other remedies available to them at law or in equity.

Remedies Cumulative; Non-Exclusive; Etc. All rights, remedies, and recourses of Beneficiary granted in the Note, this Deed of Trust, the other Loan Documents, any other pledge of collateral, or otherwise available at law or equity (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively, or concurrently against Grantor, the Mortgaged Property, or any one or more of them, at the sole discretion of Beneficiary; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; (iv) shall be nonexclusive; (v) shall not be conditioned upon Beneficiary exercising or pursuing any remedy in relation to the Mortgaged Property prior to Beneficiary bringing suit to recover the Indebtedness or suit on the Obligations; and (vi) in the event Beneficiary elects to bring suit on the Indebtedness and/or the Obligations and obtains a judgment against Grantor prior to exercising any remedies in relation to the Mortgaged Property, all liens and security interests, including the lien of this Deed of Trust, shall remain in full force and effect and may be exercised at Beneficiary’s option.

Partial Release; Etc. Beneficiary may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating, or releasing the lien or security interests evidenced by this Deed of Trust or the other Loan Documents or affecting the obligations of Grantor or any other party to pay the Indebtedness or perform and discharge the Obligations. For payment of the Indebtedness, Beneficiary may resort to any of the collateral therefor in such order and manner as Beneficiary may elect. No collateral heretofore, herewith, or hereafter taken by Beneficiary shall in any manner impair or affect the

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collateral given pursuant to the Loan Documents, and all collateral shall be taken, considered, and held as cumulative.

Waiver and Release by Grantor. Grantor hereby irrevocably and unconditionally waives and releases (i) all benefits that might accrue to Grantor by virtue of any present or future law exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption, or extension of time for payment; (ii) all notices of any Event of Default or of Trustee’s exercise of any right, remedy, or recourse provided for under the Loan Documents; and (iii) any right to a marshaling of assets or a sale in inverse order of alienation.

No Implied Covenants. Grantor and Beneficiary mutually agree that there are no, nor shall there be any, implied covenants of good faith and fair dealing or other similar covenants or agreements in this Deed of Trust and the other Loan Documents. All agreed contractual duties are set forth in this Deed of Trust, the Note, and the other Loan Documents.

SPECIAL PROVISIONS

Condemnation Proceeds. Beneficiary shall be entitled to receive any and all sums which may be awarded and become payable to Grantor for condemnation of the Mortgaged Property or any part thereof, for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to Grantor for damages caused by public works or construction on or near the Mortgaged Property. All such sums are hereby assigned to Beneficiary, and Grantor shall, upon request of Beneficiary, make, execute, acknowledge, and deliver any and all additional assignments and documents as may be necessary from time to time to enable Beneficiary to collect and receipt for any such sums. Beneficiary shall not be, under any circumstances, liable or responsible for failure to collect, or exercise diligence in the collection of, any of such sums.

INDEMNITY. GRANTOR SHALL INDEMNIFY, DEFEND, PROTECT AND HOLD HARMLESS BENEFICIARY AND TRUSTEE, THEIR RESPECTIVE PARENTS, SUBSIDIARIES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS, AND ASSIGNS FROM AND AGAINST ANY AND ALL LIABILITY, DAMAGE, LOSS, COST, OR EXPENSE (INCLUDING, ATTORNEYS’ FEES AND EXPENSES), ACTION, PROCEEDING, CLAIM OR DISPUTE INCURRED OR SUFFERED BY THE FOREGOING PARTIES SO INDEMNIFIED WHETHER OR NOT AS THE RESULT OF THE NEGLIGENCE OF ANY PARTY SO INDEMNIFIED, WHETHER VOLUNTARILY OR INVOLUNTARILY INCURRED OR SUFFERED, IN RESPECT OF THE FOLLOWING:

ANY AND ALL LOSS, DAMAGE, COSTS, EXPENSE, ACTION, CAUSES OF ACTION, OR LIABILITY (INCLUDING ATTORNEYS’ FEES AND COSTS) DIRECTLY OR INDIRECTLY ARISING FROM OR ATTRIBUTABLE TO THE USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE OF A HAZARDOUS SUBSTANCE ON, IN, UNDER OR ABOUT THE MORTGAGED PROPERTY, WHETHER KNOWN OR UNKNOWN AT THE TIME OF THE EXECUTION HEREOF, INCLUDING WITHOUT LIMITATION (A) ALL FORESEEABLE CONSEQUENTIAL DAMAGES OF ANY SUCH USE, GENERATION, MANUFACTURE,

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PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE, AND (B) THE COSTS OF ANY REQUIRED OR NECESSARY ENVIRONMENTAL INVESTIGATION OR MONITORING, ANY REPAIR, CLEANUP, OR DETOXIFICATION OF THE MORTGAGED PROPERTY, AND THE PREPARATION AND IMPLEMENTATION OF ANY CLOSURE, REMEDIAL, OR OTHER REQUIRED PLANS.

BENEFICIARY AND/OR TRUSTEE MAY EMPLOY AN ATTORNEY OR ATTORNEYS TO PROTEST OR ENFORCE ITS RIGHTS, REMEDIES AND RECOURSES UNDER THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS, AND TO ADVISE AND DEFEND BENEFICIARY AND/OR TRUSTEE WITH RESPECT TO ANY SUCH ACTIONS AND OTHER MATTERS. GRANTOR SHALL REIMBURSE BENEFICIARY AND/OR TRUSTEE FOR THEIR RESPECTIVE ATTORNEYS’ FEES AND EXPENSES (INCLUDING EXPENSES AND COSTS FOR EXPERTS) IMMEDIATELY UPON RECEIPT OF A WRITTEN DEMAND THEREFOR, WHETHER ON A MONTHLY OR OTHER TIME INTERVAL, AND WHETHER OR NOT AN ACTION IS ACTUALLY COMMENCED OR CONCLUDED. ALL OTHER REIMBURSEMENT AND INDEMNITY OBLIGATIONS HEREUNDER SHALL BECOME DUE AND PAYABLE WHEN ACTUALLY INCURRED BY BENEFICIARY AND/OR TRUSTEE.

Waiver of Subrogation. Grantor hereby waives any and all right to claim, recover, or subrogation that arises or may arise in its favor and against Beneficiary or its officers, directors, employees, agents, attorneys, or representatives hereto for any and all loss of, or damage to, Grantor, the Mortgaged Property, Grantor’s property, or the property of others under Grantor’s control from any cause insured against or required to be insured against by the provisions of the Loan Documents. Said waiver shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Deed of Trust with respect to any loss or damage to property of the parties hereto. Inasmuch as the above waivers preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), Grantor hereby agrees to immediately give to each insurance company which has issued to it any such insurance policy whether or not it is required to be insured against by the provisions of the Loan Documents written notice of the terms of said waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waiver.

Waiver of Setoff. The Indebtedness, or any part thereof, shall be paid by Grantor without notice, demand, counterclaim, setoff, deduction, or defense and without abatement, suspension, deferment, diminution, or reduction by reason of:  (i) any damage to, destruction of, or any condemnation or similar taking of the Mortgaged Property; (ii) any restriction or prevention of or interference with any use of the Mortgaged Property; (iii) any title defect or encumbrance or any eviction from the Mortgaged Property by superior title or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation, or other like proceeding relating to Trustee, Beneficiary, or Grantor, or any action taken with respect to this Deed of Trust by any Trustee or receiver of Beneficiary or Grantor, or by any court, in any such proceeding; (v) any claim which Grantor has or might have against Trustee or Beneficiary; (vi) any default or failure on the part of Beneficiary to perform or comply with any of the terms hereof or of any other agreement with Grantor; or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Grantor shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, Grantor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution, or reduction of the Indebtedness.

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Setoff. Beneficiary shall be entitled to exercise both the rights of setoff and banker’s lien, if applicable, against the interest of Grantor in and to each and every account and other property of Grantor which are in the possession of Beneficiary to the full extent of the outstanding balance of the Indebtedness.

Consent to Disposition. It is expressly agreed that Beneficiary may predicate Beneficiary’s decision to grant or withhold consent to a Disposition on such terms and conditions as Beneficiary may require, in Beneficiary’s sole discretion, including without limitation (i) consideration of the creditworthiness of the party to whom such Disposition will be made and its management ability with respect to the Mortgaged Property, (ii) consideration of whether the security for repayment of the Indebtedness and the performance and discharge of the Obligations, or Beneficiary’s ability to enforce its rights, remedies, and recourses with respect to such security, will be impaired in any way by the proposed Disposition, (iii) an increase in the rate of interest payable under the Note or any other change in the terms and provisions of the Note and other Loan Documents, (iv) reimbursement of Beneficiary for all costs and expenses incurred by Beneficiary in investigating the creditworthiness and management or consulting ability of the party to whom such Disposition will be made and in determining whether Beneficiary’s security will be impaired by the proposed Disposition, (v) payment to Beneficiary of a transfer fee to cover the cost of documenting the Disposition in its records, (vi) payment of Beneficiary’s reasonable attorneys’ fees in connection with such Disposition, (vii) the express assumption of payment of the Indebtedness and performance and discharge of the Obligations by the party to whom such Disposition will be made (with or without the release of Grantor from liability for such Indebtedness and Obligations), (viii) the execution of assumption agreements, modification agreements, supplemental loan documents, and financing statements, satisfactory in form and substance to Beneficiary, (ix) endorsements (to the extent available under applicable law) to any existing mortgagee title insurance policies insuring Beneficiary’s liens and security interests covering the Mortgaged Property, and (x) requiring additional security for the payment of the Indebtedness and performance and discharge of the Obligations.

Payment After Acceleration. If, following the occurrence of an Event of Default, and an acceleration of the Indebtedness or any part thereof but prior to a foreclosure sale of the Mortgaged Property, Grantor shall tender to Beneficiary the payment of an amount sufficient to satisfy the entire Indebtedness or the part thereof which has been accelerated, such tender shall be deemed a voluntary prepayment pursuant to the Indebtedness and, accordingly, Grantor, to the extent permitted by applicable law, shall also pay to Beneficiary the premium, if any, then required under the Indebtedness or the Loan Documents in order to exercise the prepayment privilege contained therein.

Contest of Certain Claims. Grantor shall not be in default for failure to pay or discharge any Imposition or mechanic’s or materialman’s lien asserted against the Mortgaged Property if, and so long as, (a) Grantor shall have notified Beneficiary of same within five (5) days of obtaining knowledge thereof; (b) Grantor shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of the Mortgaged Property or any part thereof, to satisfy the same; (c) Grantor shall have furnished to Beneficiary a cash deposit, or an indemnity bond satisfactory to Beneficiary with a surety satisfactory to Beneficiary, in the amount of the Imposition or mechanic’s or materialman’s lien claim, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Mortgaged Property or any part thereof; (d) Grantor shall promptly upon final determination thereof pay the amount of any such Imposition or claim so determined, together with all costs, interest and penalties which may be payable in connection therewith; (e) the failure to pay the Imposition or mechanic’s or materialman’s lien claim does not

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constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Mortgaged Property; and (f) notwithstanding the foregoing, Grantor shall immediately upon request of Beneficiary pay (and if Grantor shall fail so to do, Beneficiary may, but shall not be required to, pay or cause to be discharged or bonded against) any such Imposition or claim notwithstanding such contest, if in the reasonable opinion of Beneficiary the Mortgaged Property shall be in jeopardy or in danger of being forfeited or foreclosed. Beneficiary may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the judgment of Beneficiary, the entitlement of such claimant is established.

partial releases.

Grantor shall be entitled to partial releases of the lien of the Deed of Trust on the following terms and conditions:

9.1      Releases will be granted for each tract of the Land described in Exhibit “A”. At such time as Grantor determines to develop any tract of the Land, Grantor shall notify Beneficiary and to obtain a release of each such tract and tender Beneficiary an amount equal to the outstanding principal of the Note multiplied by the ratio of the buildable square feet of the parcel to be released to the total buildable square feet of the total Land (authorized at the time of the Release) which remains as security under this Deed of Trust (the “Release Price”).

9.2      To obtain a partial release of any tract of the Property from this Deed of Trust, the Release Price shall be paid in cash by Grantor. All payments for partial releases shall be applied as a prepayment on the Note.

9.3      All expenses incident to the granting of partial releases shall be born by Grantor.

Intentionally Deleted

Trustee

No Required Action. Trustee shall not be required to take any action toward the execution and enforcement of the trust hereby created or to institute, appear in, or defend any action, suit, or other proceeding in connection therewith where, in Trustee’s opinion, such action would be likely to involve Trustee in expense or liability, unless requested so to do by a written instrument signed by Beneficiary

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and, if Trustee so requests, unless Trustee is tendered security and indemnity satisfactory to Trustee against any and all cost, expense, and liability arising therefrom. Trustee shall not be responsible for the execution, acknowledgment, or validity of the Loan Documents, or for the proper authorization thereof, or for the sufficiency of the lien and security interest purported to be created hereby, and Trustee makes no representation in respect thereof or in respect of the rights, remedies, and recourses of Beneficiary.

Certain Rights. With the approval of Beneficiary, Trustee shall have the right to take any and all of the following actions:  (i) select, employ, and advise with counsel (who may be, but need not be, counsel for Beneficiary) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) execute any of the trusts and powers hereof and perform any duty hereunder either directly or through Trustee’s agents or attorneys, (iii) select and employ, in and about the execution of Trustee’s duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or bad faith, and (iv) any and all other lawful action as Beneficiary may instruct Trustee take to protect or enforce Beneficiary’s rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Mortgaged Property for debts contracted for or liability or damages incurred in the management or operation of the Mortgaged Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for expenses incurred by Trustee in the performance of Trustee’s duties hereunder and to reasonable compensation for such of Trustee’s services hereunder as shall be rendered. Grantor will, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and save Trustee harmless against, any and all liability and expenses which may be incurred by Trustee in the performance of Trustee’s duties.

Retention of Money. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

Successor Trustees. Trustee may resign by the giving of notice of such resignation in writing or orally to Beneficiary. If Trustee shall die, resign, or become disqualified from acting in the execution of this trust, or if, for any reason, Beneficiary shall prefer to appoint a substitute Trustee or multiple substitute Trustees, or successive substitute Trustees or successive multiple substitute Trustees, to act instead of the aforenamed Trustee, Beneficiary shall have full power to appoint a substitute Trustee (or, if preferred, multiple substitute Trustees) in succession who shall succeed (and if multiple substitute Trustees are appointed, each of such multiple substitute Trustees shall succeed) to all the estates, rights, powers, and duties of the aforenamed Trustee. Such appointment may be executed by any authorized agent of Beneficiary, and if such Beneficiary be a corporation and such appointment be executed in its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Grantor hereby ratifies and confirms any and all acts which the aforenamed Trustee, or Trustee’s successor or successors in this trust, shall do lawfully by virtue hereof. If multiple substitute Trustees are appointed, each of such multiple substitute Trustees shall be

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empowered and authorized to act alone without the necessity of the joinder of the other multiple substitute Trustees, whenever any action or undertaking of such substitute Trustees is requested or required under or pursuant to this Deed of Trust or applicable law.

Perfection of Appointment. Should any deed, conveyance, or instrument of any nature be required from Grantor by any Trustee or substitute Trustee to more fully and certainly vest in and confirm to the Trustee or substitute Trustee such estates, rights, powers, and duties, then, upon request by the Trustee or substitute Trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Grantor.

Succession Instruments. Any substitute Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of the substitute Trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute Trustee so appointed in the Trustee’s place.

No Representation by Trustee or Beneficiary. By accepting or approving anything required to be observed, performed, or fulfilled or to be given to Trustee or Beneficiary pursuant to the Loan Documents, including without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, neither Trustee nor Beneficiary shall be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness, or legal effect of the same, or of any term, provision, or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or affirmation with respect thereto by Trustee or Beneficiary.

MISCELLANEOUS

Release. If the Indebtedness is paid in full in accordance with the terms of this Deed of Trust, the Note, and the other Loan Documents, and if Grantor shall well and truly perform each and every of the Obligations to be performed and discharged in accordance with the terms of this Deed of Trust, the Note and the other Loan Documents, then this conveyance shall become null and void and be released at Grantor’s request and expense, and Beneficiary shall have no further obligation to make advances under and pursuant to the provisions hereof or in the other Loan Documents.

Performance at Grantor’s Expense. Grantor shall (i) pay all legal fees incurred by Beneficiary in connection with the preparation of the Loan Documents (including any amendments thereto or consents, releases, or waivers granted thereunder); (ii) reimburse Beneficiary, promptly upon demand, for all amounts expended, advanced, or incurred by Beneficiary to satisfy any obligation of Grantor under the Loan Documents, which amounts shall include (without limitation) all court costs, attorneys’ fees (including, for trial, appeal, or other proceedings), fees of auditors and accountants and other investigation expenses reasonably incurred by Beneficiary in connection with any such matters; and (iii) any and all other costs and expenses of performing or complying with any and all of the Obligations. Except to the extent that costs and expenses are included within the definition of “Indebtedness,” the payment of such

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costs and expenses shall not be credited, in any way and to any extent, against any installment on or portion of the Indebtedness.

Survival of Obligations. Each and all of the Obligations shall survive the execution and delivery of the Loan Documents and the consummation of the loan called for therein and shall continue in full force and effect until the Indebtedness shall have been paid in full; provided, however, that nothing contained in this Section shall limit the obligations of Grantor as otherwise set forth herein.

Recording and Filing. Grantor will cause the Loan Documents requested by Beneficiary and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded, and refiled in such manner and in such places as Trustee or Beneficiary shall reasonably request, and will pay all such recording, filing, re-recording and refiling taxes, documentary stamp taxes, fees, and other charges.

Notices. All notices and other communications provided for in this Deed of Trust or contemplated hereby, given hereunder or required by law to be given, shall be in writing (unless expressly provided to the contrary). If personally delivered, such notices shall be effective when delivered, and in the case of mailing or delivery by overnight courier, such notices shall be effective when placed in an envelope and deposited at a post office or official depository under the exclusive care and custody of the United States Postal Service or delivered to an overnight courier, postage prepaid, in each case addressed to the parties as set forth in this Deed of Trust, or to such other address as a party shall have designated to the other in writing in accordance with this Section. In the case of mailing, the mailing shall be by certified or first class mail. The giving of at least five (5) days’ notice before Beneficiary shall take any action described in any notice shall conclusively be deemed reasonable for all purposes; provided, that this shall not be deemed to require Beneficiary to give such five (5) days’ notice, or any notice, if not specifically required to do so in this Deed of Trust. For purposes of this Section, the address of Grantor and the Beneficiary shall be that address set forth on Page 1 hereof.

Covenants Running with the Land. All Obligations contained in this Deed of Trust and the other Loan Documents are intended by Grantor, Beneficiary, and Trustee to be, and shall be construed as, covenants running with the Mortgaged Property until the lien of this Deed of Trust has been fully released by Beneficiary.

Successors and Assigns. All of the terms of the Loan Documents shall apply to, be binding upon, and inure to the benefit of the parties thereto, their successors, assigns, heirs, and legal representatives, and all other persons claiming by, through, or under them.

No Waiver; Severability. Any failure by Trustee or Beneficiary to insist, or any election by Trustee or Beneficiary not to insist, upon strict performance by Grantor or others of any of the terms, provisions, or conditions of the Loan Documents shall not be deemed to be a waiver of same or of any other terms, provisions, or conditions thereof, and Trustee or Beneficiary shall have the right at any time or times thereafter to insist upon strict performance by Grantor or others of any and all of such terms, provisions, and conditions. The Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable Legal Requirements. If any provision of any of the Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of the instrument in which such provision is contained nor the application of such provision to other persons or circumstances nor the other instruments referred to herein shall be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

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Counterparts. To facilitate execution, this Deed of Trust may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature and acknowledgment of, or on behalf of, each party, or that the signature and acknowledgment of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Deed of Trust to produce or account for more than a single counterpart containing the respective signatures and acknowledgment of, or on behalf of, each of the parties hereto. Any signature and acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures and acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature and acknowledgment pages.

Governing Law. This Deed of Trust is executed and delivered as an incident to a lending transaction negotiated and consummated in Dallas County, Texas, and shall be governed by and construed in accordance with the laws of the State of Texas.

Controlling Agreement. In the event of any conflict between the provisions of this Deed of Trust and any of the other Loan Documents, it is the intent of the parties hereto that the provisions of this Deed of Trust shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Mortgaged Property, then, to the extent of such funds so used, Beneficiary shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Mortgaged Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Beneficiary and are merged with the lien and security interest created herein as cumulative security for the repayment of the Indebtedness and the performance and discharge of the Obligations.

Rights Cumulative. Beneficiary shall have all rights, remedies, and recourses granted in the Loan Documents and available at law or in equity (including, those granted by the Code and applicable to the Mortgaged Property or any portion thereof), and the same (i) shall be cumulative and concurrent, (ii) may be pursued separately, successively, or concurrently against Grantor or others obligated for the Indebtedness or any part thereof, or against any one or more of them, or against the Mortgaged Property, at the sole discretion of Beneficiary, (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise, discontinuance of the exercise of or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and (iv) are intended to be, and shall be, nonexclusive. All rights and remedies of Beneficiary hereunder and under the other Loan Documents shall extend to any period after the initiation of foreclosure proceedings, judicial or otherwise, with respect to the Mortgaged Property.

Payments. Remittances in payment of any part of the Indebtedness other than in the required amount in funds immediately available at the place where the Note is payable shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Beneficiary in funds immediately available at the place where the Note is payable (or such other place as Beneficiary, in Beneficiary’s sole discretion, may have established by delivery of written notice thereof to Grantor) and shall be made and accepted subject to the condition that any check or draft may be handled for collection

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in accordance with the practice of the collecting bank or banks. Acceptance by Beneficiary of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default.

Change of Security. Any part of the Mortgaged Property may be released, regardless of consideration, by Beneficiary from time to time without impairing, subordinating, or affecting in any way the lien, security interest, and other rights hereof against the remainder. The lien, security interest, and other rights granted hereby shall not be affected by any other security taken for the Indebtedness or Obligations, or any part thereof. The taking of additional collateral, or the amendment, extension, renewal, or rearrangement of the Indebtedness or Obligations, or any part thereof, shall not release or impair the lien, security interest, and other rights granted hereby, or affect the liability of any endorser or guarantor or improve the right of any junior lienholder; and this Deed of Trust, as well as any instrument given to secure any amendment, extension, renewal, or rearrangement of the Indebtedness or Obligations, or any part thereof, shall be and remain a first and prior lien, except as otherwise provided herein, on all of the Mortgaged Property not expressly released until the Indebtedness is fully paid and the Obligations are fully performed and discharged.

Headings. The Article, Section, and Subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify, or define, or be used in construing the text of such Articles, Sections, or Subsections.

Entire Agreement; Amendment. THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions hereof and the other Loan Documents may be amended or waived only by an instrument in writing signed by Grantor and Beneficiary.

Waiver of Right to Trial by Jury. GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF ANY OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY BENEFICIARY IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS DEED OF TRUST OR THE OTHER LOAN DOCUMENTS.

Counting of Days. The term “days” when used herein shall mean calendar days. If any time period ends on a Saturday, Sunday or holiday officially recognized by the state within which the Land is located (whether legal or religious in nature), the period shall be deemed to end on the next succeeding business day. The term “business day” or “Business Day” when used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Dallas, Texas are authorized by law to be closed.

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Beneficiary’s Discretion. Whenever pursuant to this Deed of Trust, Beneficiary exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Beneficiary, the decision of Beneficiary to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Beneficiary and shall be final and conclusive.

No Merger of Estates. So long as any part of the Indebtedness and the Obligations secured hereby remain unpaid and unperformed or undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge but rather shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Beneficiary, any lessee, or any third party purchaser or otherwise.

[Balance of this Page Left Intentionally Blank]

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EXECUTED as of the date first above written.

NOTICE OF INDEMNIFICATION:

GRANTOR HEREBY ACKNOWLEDGES
AND AGREES THAT THIS DEED OF TRUST
CONTAINS CERTAIN INDEMNIFICATION
PROVISIONS WHICH, IN CERTAIN
CIRCUMSTANCES, COULD INCLUDE AN
INDEMNIFICATION BY GRANTOR OF
BENEFICIARY FROM CLAIMS OR LOSSES
ARISING AS A RESULT OF
BENEFICIARY’S OWN NEGLIGENCE.

GRANTOR:

W&G PARTNERSHIP, LTD., a Texas limited partnership

By:	ClayDesta, L.P., its managing general partner

	By:	ClayDesta Operating L.L.C., its general partner

By:
L. Paul Latham
President

DESTA THREE PARTNERSHIP, LTD., a Texas limited partnership

By:	Desta Three Development Corp., its general partner

By:
L. Paul Latham
President

DESTA SIX PARTNERSHIP, LTD., a Texas limited partnership

By:	Desta Six Development Corp., its general partner

By:
L. Paul Latham
President

[SEAL]

THE STATE OF TEXAS	‘
‘
COUNTY OF MIDLAND	‘

This instrument was acknowledged before me on the _____ day of June, 2006 by L. Paul Latham, President of ClayDesta Operating, L.L.C., a Texas limited liability company, general partner of ClayDesta, L.P., managing general partner of W&G Partnership, Ltd., on behalf of said company and partnerships.

[SEAL]
Notary Public Signature

THE STATE OF TEXAS	‘
‘
COUNTY OF MIDLAND	‘

This instrument was acknowledged before me on the _____ day of June, 2006 by L. Paul Latham, President of Desta Three Development Corp., general partner of Desta Three Partnership, Ltd., a Texas limited liability company, on behalf of said company and partnership.

[SEAL]
Notary Public Signature

THE STATE OF TEXAS	‘
‘
COUNTY OF MIDLAND	‘

This instrument was acknowledged before me on the _____ day of June, 2006 by L. Paul Latham, President of Desta Six Development Corp., general partner of Desta Six Partnership, Ltd., a Texas limited liability company, on behalf of said company and partnership.

[SEAL]
Notary Public Signature

EXHIBIT “A”

Land Description

TRACT #1 — (Terrace VI Office Building): Lot(s) 2, Block “B” THE TERRACE, SECTION SEVEN, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200100072 of the Official Public Records of Travis County, Texas.

TRACT #2 — (Terrace III Office Building): Lot(s) 2, Block “A” THE TERRACE, SECTION FIVE, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200000361 of the Official Public Records of Travis County, Texas.

TRACT #3 — (Hotel Site): Lot(s) 1, Block “A” THE TERRACE, SECTION FIVE, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200000361 of the Official Public Records of Travis County, Texas.

TRACT #4 — (Terrace IV Office Building): Lot(s) 1, Block “B” THE TERRACE, SECTION SEVEN, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200100072 of the Official Public Records of Travis County, Texas.

TRACT #5 — (Retail Site): Lot 2, Block “E” of THE TERRACE SECTION SIX, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200000362 of the Official Public Records of Travis County, Texas.

Exhibit “B”

Permitted Exceptions

All restrictions, covenants, easements, encumbrances, and rights of way of record in the Official Public Records of Travis County on the date hereof.